EXHIBIT 10.3

EXECUTION VERSION

TERM LOAN CREDIT AGREEMENT

dated as of May 19, 2023,

among

CARRIER GLOBAL CORPORATION,

the SUBSIDIARY BORROWERS party hereto,

the LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
CITIBANK, N.A.,

GOLDMAN SACHS BANK USA,
and
HSBC CONTINENTAL EUROPE,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A., as Syndication Agent

CITIBANK, N.A.,

GOLDMAN SACHS BANK USA,
and
HSBC CONTINENTAL EUROPE,
as Documentation Agents

TABLE OF CONTENTS

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SCHEDULES

Schedule 2.01	—	Commitments
Schedule 5.02(a)	—	Liens
Schedule 5.02(c)	—	Sale and Leaseback Transactions

EXHIBITS

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Form of Ineligible Subsidiary Designation Notice
Exhibit E	—	Form of Interest Election Request
Exhibit F	—	Form of Subsidiary Borrower Agreement
Exhibit G-1	—	Form of U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes and Foreign Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership)

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Exhibit G-2	—	Form of U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership)
Exhibit G-3	—	Form of U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership)
Exhibit G-4	—	Form of U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes and Foreign Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership)
Exhibit H	—	Form of Solvency Certificate

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TERM LOAN CREDIT AGREEMENT dated as of May 19, 2023, among CARRIER GLOBAL CORPORATION, a Delaware corporation, each SUBSIDIARY BORROWER party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent.

The Company (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) has requested the Lenders to extend Commitments in the amount of €2,300,000,000, consisting of €1,150,000,000 of Tranche A Commitments and €1,150,000,000 of Tranche B Commitments, under which the Borrowers may obtain Loans in Euros or US Dollars. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01      Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2023 364-Day Revolving Credit Agreement” means the 364-Day Revolving Credit Agreement dated as of May 19, 2023, among the Company, the other borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto, as amended, extended, restated or otherwise modified from time to time, or as refinanced or replaced with any other credit agreement.

“2023 5-Year Revolving Credit Agreement” means the Revolving Credit Agreement dated as of May 19, 2023, among the Company, the other borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto, as amended, extended, restated or otherwise modified from time to time, or as refinanced or replaced with any other credit agreement.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means the acquisition by the Company, through its wholly-owned subsidiary, of all of the equity interests of Viessmann Climate Solutions SE pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Share Purchase Agreement, dated as of April 25, 2023, entered into among the Company, Viessmann Group GmbH & Co. KG, a limited partnership (Kommanditgesellschaft) incorporated under the laws of Germany, registered in the commercial register of the local court (Amtsgericht) of Marburg under register no. HRA 3389, with its business address at Viessmannstraße 1, 35108 Allendorf/Eder, Germany, represented by its sole general partner, Viessmann Komplementär B.V., a limited liability company (besloten venootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, registered with the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 63726033 and having its registered seat in Venlo, the Netherlands, and its registered address at Viessmannstraße 1, 35108 Allendorf/Eder, Germany, and Blitz F23-620 GmbH (to be renamed Johann Purchaser GmbH), a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt am Main under HRB 130044 with its business address at c/o Linklaters LLP, Taunusanlage 8, 60329 Frankfurt am Main (Attn: Dr. Timo Engelhardt), as amended, amended and restated, supplemented or otherwise modified from time to time.

“Acquisition Agreement Representations” means the representations made by Viessmann Group GmbH & Co. KG with respect to the Target Companies (as defined in the Acquisition Agreement) in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Company (or a subsidiary of the Company) has the right to terminate its (or its affiliates’) obligations under the Acquisition Agreement as a result of the breach of such representations in the Acquisition Agreement, or the accuracy of such representations in the Acquisition Agreement is a condition to the Company’s (or its affiliates’) obligations to consummate the Acquisition pursuant to the Acquisition Agreement.

“Acquisition Indebtedness” means any Debt of the Company or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, the Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing indebtedness of the Company, any of its Subsidiaries or the Person(s) or assets to be acquired); provided that (a) the release of the proceeds thereof to the Company and its Subsidiaries is contingent upon the consummation of the Acquisition and, pending such release, such proceeds are held in escrow (and, if the Acquisition Agreement is terminated prior to the consummation of the Acquisition or if the Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Debt, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of such Debt) or (b) such Debt contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such Debt to be redeemed or prepaid if the Acquisition is not consummated by the date specified in the Acquisition Agreement (and if the Acquisition Agreement is terminated in accordance with its terms prior to the consummation of the Acquisition or the Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Debt, such Debt is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Adjusted Daily Simple SOFR” means, with respect to any RFR Borrowing denominated in US Dollars, an interest rate per annum equal to (a) the Daily Simple SOFR for US Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided

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that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder, and its successors in such capacity as provided in Article VII. Unless the context otherwise requires, the term “Administrative Agent” shall include any Affiliate of JPMorgan Chase Bank, N.A. through which it shall perform any of its obligations in such capacity hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning assigned to that term in Section 8.01(b)(iii).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means any of the Administrative Agent, the Syndication Agent or the Documentation Agents.

“Agent Parties” has the meaning assigned to that term in Section 8.02(c).

“Agreed Currencies” means US Dollars and Euros.

“Agreement” means this Term Loan Credit Agreement, as amended, supplemented or otherwise modified from time to time, including by any Subsidiary Borrower Agreement or any Ineligible Subsidiary Designation Notice.

“Agreement Currency” has the meaning assigned to that term in Section 8.17(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or, if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on

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such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.17 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.17(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Creditor” has the meaning assigned to that term in Section 8.17(b).

“Applicable Rate” means, for any day, with respect to any Term Benchmark Loan, any RFR Loan, any ABR Loan or any Commitment Fee, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark Spread”, “RFR Spread”, “ABR Spread”, “CBR Spread” or “Commitment Fee Rate”, as the case may be, in each case based upon the Ratings applicable on such date:

Level	Ratings (S&P / Moody’s)	Term Benchmark Spread, RFR Spread and CBR Spread (basis points per annum)	ABR Spread (basis points per annum)	Commitment Fee Rate (basis points per annum)
1	A- /A3 or higher	100.0	0.0	9.0
2	BBB+ / Baa1	112.5	12.5	10.0
3	BBB/Baa2	125.0	25.0	12.5
4	BBB-/Baa3	137.5	37.5	17.5
5	Lower than BBB-/Baa3 or unrated	150.0	50.0	22.5

For purposes of the foregoing, (a) if either Moody’s or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a Rating in Level 5; (b) if the Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Levels, the Applicable Rate shall be based upon the higher Rating unless the Ratings differ by two or more Levels, in which case the Applicable Rate will be based upon the Level one below that corresponding to the higher Rating; and (c) if the Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the

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rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency (it being understood that, in the discretion of the Administrative Agent, any such negotiation on the part of the Administrative Agent may be subject to prior consultation with one or more Lenders and any consent by the Administrative Agent to any such amendment may be subject to the Administrative Agent having obtained consent thereto from the Required Lenders), and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., Goldman Sachs Bank USA and HSBC Continental Europe, in their capacities as the joint lead arrangers and joint bookrunners for the credit facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 8.06, and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent and the Company.

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted at the interest rate implicit in the terms of the relevant lease in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the

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avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.17.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, with respect to any Term Benchmark Loan or RFR Loan, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.17.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in Euros, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)     in the case of any Loan denominated in Dollars, the Adjusted Daily Simple SOFR;

(2)     the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States; provided that the Borrower may give due consideration to United States Treasury Regulations Section 1.1001-3 and 1.1001-6(b), and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time; provided that the Borrower may give due consideration to United States Treasury Regulations Section 1.1001-3 and 1.1001-6(b).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in US Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion (and in consultation with the Borrower) that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of

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such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” means the Company or any Subsidiary Borrower.

“Borrower Materials” has the meaning assigned to that term in Section 5.01.

“Borrowing” means Loans of the same Class, Type and currency and to the same Borrower made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in Euros, €25,000,000 and (b) in the case of a Borrowing denominated in US Dollars, US$25,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in Euros, €5,000,000 and (b) in the case of a Borrowing denominated in US Dollars, US$5,000,000.

“Borrowing Request” means a request by a Borrower (or the Company on behalf of a Subsidiary Borrower) for a Borrowing in accordance with Section 2.02, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent and the Company.

“Bridge Commitment Letter” has the meaning specified in the definition of “Bridge Facility”.

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“Bridge Facility” means the senior unsecured bridge credit facility contemplated by that certain Commitment Letter, dated as of April 25, 2023 (the “Bridge Commitment Letter”), among JPMorgan Chase Bank, N.A., Bank of America, N.A., BofA Securities, Inc., the Company and the other banks and financial institutions party thereto.

“Business Day” means any day that is not a Saturday or a Sunday or any other day on which commercial banks in New York City are authorized or required by law to remain closed under the laws of the State of New York; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day and (b) in relation to RFR Loans or Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loans or Loans referencing the Adjusted Term SOFR Rate or any other dealings of such RFR Loans or Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP (subject to Section 1.04); and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (subject to Section 1.04).

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the participating member states, as published by the European Central Bank (or any successor thereto) from time to time; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in

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such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” or “group” (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than (i) the Company or its Subsidiaries, or (ii) any employee benefit plan of the Company or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, of equity interests in the Company representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests in the Company or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who are not Continuing Directors.

Notwithstanding the foregoing, a “person” or “group” shall not be deemed to beneficially own equity interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the applicable equity interests in connection with the transactions contemplated by such agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law, but if not having the force of law, one which applies generally to the class or category of financial institutions of which any Lender or the Administrative Agent forms a part and compliance with which is in accordance with the general practice of those financial institutions) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to that term in Section 8.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are (i) Tranche A Loans or Tranche B Loans and/or (ii) Loans denominated in Euros or US Dollars, (b) any Commitment, refers to whether such Commitment is a Tranche A Commitment or a Tranche B Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Closing Date” means the date on which the conditions specified in Section 3.02 are satisfied (or waived in accordance with Section 8.01).

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“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, such Lender’s Tranche A Commitment and/or Tranche B Commitment, as applicable. The aggregate amount of the Commitments on the Effective Date is €2,300,000,000. The Commitments shall terminate in full on the Closing Date upon the Borrowing of the Loans on the Closing Date.

“Commitment Fee” has the meaning assigned to that term in Section 2.05(a).

“Commitment Termination Date” means the earliest of (i) with respect to Tranche A Loans, the consummation of the Acquisition without a Borrowing of Tranche A Loans, (ii) with respect to Tranche B Loans, the consummation of the Acquisition without a Borrowing of Tranche B Loans, (iii) the date on which the Acquisition Agreement is terminated in accordance with its terms and such termination has either been publicly announced by a party thereto or the Arrangers have received written notice thereof from the Company (which notice the Company agrees to provide upon such termination) and (iv) the Long Stop Date (as defined in the Acquisition Agreement as in effect on April 25, 2023 and as may be extended in accordance with the terms of the Acquisition Agreement as in effect on April 25, 2023).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Carrier Global Corporation, a Delaware corporation.

“Company Guarantee” has the meaning assigned to that term in Section 9.01.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C or any other form approved by the Administrative Agent and the Company.

“Consolidated” refers to the consolidation of the accounts of a Person and its Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a)      without duplication and to the extent deducted in determining such Consolidated Net Income, the sum for such period of:

(i)      Consolidated interest expense (including imputed interest expense in respect of Capitalized Lease Obligations);

(ii)      Consolidated income tax expense;

(iii)      depreciation and amortization expense;

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(iv)      non-cash charges or losses, including non-cash compensation expense, impairment charges and any write-offs or write-downs of assets, but excluding (A) any non-cash charge that results from an accrual of a reserve for cash charges to be taken in any future period, (B) an amortization of a prepaid cash expense that was paid and not expensed in a prior period or (C) write-down or write-off with respect to accounts receivable (including any addition to bad debt reserves or bad debt expense);

(v)      restructuring, extraordinary, unusual or non-recurring charges or losses, including transaction fees, costs and expenses (including financing fees, financial and other advisory fees, accounting and consulting fees and legal fees) incurred in connection with Material Acquisitions and Material Dispositions;

(vi)      any unrealized losses attributable to the application of “mark to market” accounting in respect of Hedge Agreements;

(vii)      any net after-tax loss attributable to the early extinguishment of Debt or obligations under Hedge Agreements;

(viii)      the cumulative effect for such period of a change in accounting principles; minus

(b)      without duplication and to the extent included in determining such Consolidated Net Income, the sum for such period of:

(i)      any non-cash gains or items of income (other than the accrual of revenue), but excluding any such items in respect of which cash was received in a prior period or will be received in a future period;

(ii)      extraordinary, unusual or nonrecurring gains or items of income;

(iii)      any unrealized gains attributable to the application of “mark to market” accounting in respect of Hedge Agreements;

(iv)      any net after-tax gain attributable to the early extinguishment of Debt or obligations under Hedge Agreements; and

(v)      the cumulative effect for such period of a change in accounting principles;

provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition (other than sales, transfers or other dispositions in the ordinary course of business). For the purposes of calculating Consolidated EBITDA for any period, if at any time during such period the Company or any Subsidiary shall have consummated a Material Acquisition (including the Acquisition) or a Material Disposition, Consolidated EBITDA for such period shall be determined giving pro forma effect thereto in accordance with Section 1.04(b); provided that the Company shall not be required to calculate Consolidated EBITDA on a pro forma basis with respect to any Material Acquisition or any Material Disposition if the Company determines in its reasonable

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discretion that it does not have reasonably and readily identifiable information to make such pro forma calculation.

“Consolidated Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Consolidated Subsidiaries for such period determined in conformity with GAAP.

“Consolidated Net Tangible Assets” means the total amount of assets of the Company and its Consolidated Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent Consolidated balance sheet of the Company and its Consolidated Subsidiaries and computed in accordance with GAAP (which calculation shall give pro forma effect to any Material Acquisition (including the Acquisition) or Material Disposition consummated by the Company or its Consolidated Subsidiaries since the date of such Consolidated balance sheet and on or prior to the date of determination, as if such Material Acquisition or Material Disposition had occurred on the date of such Consolidated balance sheet).

“Consolidated Total Net Debt” means, as of any date, (a) the sum, without duplication, of (i) the aggregate principal amount of Debt of the Company and its Consolidated Subsidiaries outstanding as of such date, (ii) the aggregate amount of Capitalized Lease Obligations of the Company and its Consolidated Subsidiaries as of such date and (iii) the aggregate principal amount of the purchase money indebtedness of the Company and its Consolidated Subsidiaries outstanding as of such date, minus (b) the aggregate amount of Unrestricted Cash as of such date.

“Continuing Director” means a director who (a) was a member of the Company’s board of directors on the Effective Date, (b) becomes a member of the Company’s board of directors subsequent to the Effective Date and whose appointment, election or nomination for election by the Company’s stockholders is duly approved by a majority of the directors referred to in clause (a) above constituting at the time of such appointment, election or nomination at least a majority of that board or (c) becomes a member of the Company’s board of directors subsequent to the Effective Date and whose appointment, election or nomination for election by the Company’s stockholders is duly approved by a majority of the directors referred to in clauses (a) and (b) above constituting at the time of such appointment, election or nomination at least a majority of that board.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Conversion Minimum” means (a) in the case of a Borrowing denominated in Euros, €10,000,000, and (b) in the case of a Borrowing denominated in US Dollars, US$10,000,000.

“Conversion Multiple” means (a) in the case of a Borrowing denominated in Euros, €1,000,000, and (b) in the case of a Borrowing denominated in US Dollars, US$1,000,000.

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding any business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.06.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Debt” has the meaning assigned to that term in Section 5.02(a).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans or (ii) to pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder (unless, in the case of an obligation to fund a Loan, such Lender notifies the Company and the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Event of Default) has not been satisfied); (b) has notified the Company, the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notice or public statement relates to such Lender’s obligation to fund a Loan hereunder and indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Event of Default) has not been satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written certification by the Administrative Agent; (d) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Documentation Agents” means Citibank, N.A., Goldman Sachs Bank USA and HSBC Continental Europe, in their capacities as documentation agents for the credit facility provided for herein.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person incorporated or organized under the laws of any State of the United States or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member

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Country that is a Subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning assigned to that term in Section 3.01.

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person, other than (a) a natural person, (b) a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, a natural person, (c) the Company, (d) any Subsidiary of the Company, (e) any Affiliate of the Company or (f) any Defaulting Lender.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, directives, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any toxic or hazardous substance or waste, or health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, attorneys’ and consultants’ fees, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, rulings and official interpretations promulgated or issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of Section 414 of the Code.

“ERISA Event” means (a) any “reportable event” under 4043 of ERISA (other than an event for which the 30-day notice period is waived or a safe harbor is available) with respect to a Plan, (b) any failure by any Plan to satisfy the minimum funding standard under Section 412 of

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the Code, (c) the filing of an application for a waiver of the minimum funding standard with respect to any Plan under Section 412(c) of the Code, (d) the incurrence of any liability under Title IV of ERISA with respect to the involuntary or distress termination of any Plan under Sections 4041(c) or Section 4042 of ERISA, (e) the receipt from the PBGC or a plan administrator by the Company or any ERISA Affiliate of the Company of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4041(c) or Section 4042 of ERISA, (f) the incurrence of any liability with respect to the withdrawal or partial withdrawal from any Plan (within the meaning of Section 4063 of ERISA) or Multiemployer Plan (within the meaning of Sections 4203 or 4205 of ERISA) or (g) the receipt of any notice by the Company or an ERISA Affiliate of the Company from any Multiemployer Plan, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, or in endangered, critical and declining, or critical status within the meaning of Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Euro” or “€” means the single currency of the participating member states of the European Union.

“Events of Default” has the meaning assigned to that term in Section 6.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means, as of any date of determination, for purposes of determining the US Dollar Equivalent of any currency other than US Dollars, the rate at which such currency may be exchanged into US Dollars at the time of determination on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination. In the event that Reuters ceases to provide such

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rate of exchange or such rate does not appear on the applicable Reuters source, the Exchange Rate shall be determined by reference to such other publicly available information service for displaying such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion after consultation with the Company.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office in, or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes (including backup withholding Taxes) imposed by the United States on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to laws in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA; provided that, for the avoidance of doubt, for purposes of clause (b)(i), in the case of an interest in a Loan acquired by a Lender pursuant to the funding of a Commitment, such Lender shall be treated as acquiring such interest on the date such Lender acquired an interest in the Commitment pursuant to which such Loan was funded.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above), and any fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for all purposes of this Agreement.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

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“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR and Adjusted EURIBOR Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR, Adjusted EURIBOR Rate and Central Bank Rate shall be 0%.

“Foreign Lender” means a Lender that (a) is not a U.S. Person or (b) is an entity disregarded as separate from its owner for U.S. federal income tax purposes and is owned, for U.S. federal income tax purposes, by a Person that is not U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as in effect, subject to Section 1.04, from time to time.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, per- and polyfluoroalkyl substances and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedge Agreement.

“Historical Company Financial Statements” means the combined balance sheet of the Company and its Subsidiaries as of December 31, 2022 and the combined statements of operations, of comprehensive income, of changes in equity and of cash flows of the Company and its Subsidiaries for the year then ended.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

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“Indemnitee” has the meaning assigned to that term in Section 8.04(b).

“Industrial Development Bonds” means obligations issued by a State, a Commonwealth, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a)(1) of the Code (or any similar provision of the Code), as in effect on the date of the issuance of such obligations.

“Ineligible Subsidiary” means any Subsidiary Borrower designated as such pursuant to Section 2.19(c).

“Ineligible Subsidiary Designation Notice” means an Ineligible Subsidiary Designation Notice substantially in the form of Exhibit D hereto, duly executed by the Company.

“Information” has the meaning assigned to that term in Section 8.07.

“Interest Election Request” means a request by a Borrower (or the Company on behalf of a Subsidiary Borrower) to convert or continue a Borrowing in accordance with Section 2.09, which shall be substantially in the form of Exhibit E or any other form approved by the Administrative Agent and the Company.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.17(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Judgment Currency” has the meaning assigned to that term in Section 8.17(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to Section 2.06 or 8.06.

“Liens” has the meaning assigned to that term in Section 5.02(a).

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“Loan” means a Tranche A Loan or a Tranche B Loan.

“Loan Documents” means this Agreement, each Subsidiary Borrower Agreement and each Ineligible Subsidiary Designation Notice.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars or with respect to any payment hereunder to be made in US Dollars, New York City time and (b) with respect to a Loan or Borrowing denominated in Euros or with respect to any payment hereunder to be made in Euros, London time.

“Material Acquisition” means any acquisition by the Company or any of its Subsidiaries of (a) equity interests in any Person if, after giving effect thereto, such Person will become a Subsidiary of the Company or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (in the case of clauses (a) and (b), including as a result of a merger or consolidation); provided that, in the case of clauses (a) and (b), the aggregate consideration therefor exceeds US$50,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, operations or business of the Company and its Subsidiaries, taken as a whole, or (b) the rights of or benefits available to the Administrative Agent or the Lenders under this Agreement, taken as a whole.

“Material Debt” means Debt in the principal amount in excess of US$100,000,000.

“Material Disposition” means any sale, transfer or other disposition by the Company or any of its Subsidiaries of (a) all or substantially all the issued and outstanding equity interests in any Person that are owned by the Company or any of its Subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that, in the case of clauses (a) and (b), such sale, transfer or other disposition yields net proceeds to the Company or any of its Subsidiaries in excess of US$50,000,000 in the aggregate.

“Maximum Rate” has the meaning assigned to that term in Section 8.13.

“MNPI” means material information concerning the Company, its Subsidiaries or the respective securities of any of the foregoing that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

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“New Holding Company” has the meaning assigned to that term in Section 8.18.

“Notice of Objection” has the meaning assigned to that term in Section 2.19(a).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any such day that is a Business Day, the “NYFRB Rate” means the rate for a Federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined shall be less than 0%, such rate shall be deemed to be 0% all purposes of this Agreement.

“NYFRB Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Objecting Lender” has the meaning assigned to that term in Section 2.19(a).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising solely from such Recipient having taken any of the following actions: executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned pursuant to Section 2.18(b) an interest in any Loan or other interest under this Agreement).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning assigned to that term in Section 8.06(c).

“Participant Register” has the meaning assigned to that term in Section 8.06(c).

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“Payment” has the meaning assigned to it in Section 7.11.

“Payment Notice” has the meaning assigned to it in Section 7.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Permitted Reorganization” means a transaction described in Section 8.18 pursuant to which the Company becomes a wholly-owned Domestic Subsidiary of the New Holding Company, but only if all the requirements set forth in Section 8.18 shall have been satisfied.

“Permitted Reorganization Merger Subsidiary” has the meaning assigned to that term in Section 8.18.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

“Plan” means an employee benefit plan, other than a Multiemployer Plan, which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Company or any ERISA Affiliate and subject to Title IV of ERISA.

“Platform” means Debt Domain, IntraLinksTM, SyndTrak or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Prepayment Minimum” means (a) in the case of a Borrowing denominated in Euros, €20,000,000 and (b) in the case of a Borrowing denominated in US Dollars, US$20,000,000.

“Prepayment Multiple” means (a) in the case of a Borrowing denominated in Euros, €1,000,000 and (b) in the case of a Borrowing denominated in US Dollars, US$1,000,000.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board of Governors (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary and located in the United States the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net

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Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (a) which is financed by Industrial Development Bonds or (b) which, in the opinion of the board of directors of the Company, or of any duly authorized committee of that board, is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole.

“Projections” has the meaning assigned to that term in Section 4.01(l).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to that term in Section 5.01.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Qualifying Material Acquisition” means any acquisition by the Company or any of its Subsidiaries of (a) equity interests in any Person if, after giving effect thereto, such Person will become a Subsidiary of the Company or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (in the case of both clauses (a) and (b), including as a result of a merger or consolidation); provided that the aggregate cash consideration therefor (including Debt of such acquired Person (or such business unit, division, product line or line of business) assumed in connection therewith or that is refinanced in connection therewith, all obligations in respect of deferred purchase price and all other cash consideration payable in connection therewith) exceeds US$1,000,000,000.

“Ratings” means the ratings by Moody’s and S&P of the Company’s senior, unsecured, non-credit-enhanced, long-term debt.

“Recipient” means the Administrative Agent or any Lender.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (4) if such Benchmark is none of the Term SOFR Rate or the EURIBOR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Board of Governors and/or the

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NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Interbank Market” means (a) with respect to US Dollars, the secured overnight funding market and (b) with respect to Euro, the European interbank market.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate and (iii) if applicable pursuant to Section 2.17, with respect to any RFR Borrowing denominated in US Dollars, the Adjusted Daily Simple SOFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR Reference Rate and (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, as applicable.

“Required Lenders” means, at any time, Lenders having Commitments and Loans representing more than 50% of the sum of the aggregate amount of all the Commitments and the aggregate principal amount of all the Loans at such time; provided that the Commitments and Loans of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, Refinitiv and any successor thereto.

“RFR” means, for any RFR Loan denominated in US Dollars, Daily Simple SOFR.

“RFR Business Day” means, for any Loan denominated in US Dollars, a U.S. Government Securities Business Day.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

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“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” has the meaning assigned to that term in Section 5.02(c).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, HM Treasury of the United Kingdom or other relevant sanctions authority or (b) any Person majority-owned or controlled by any such Person or Persons described in the foregoing clause (a).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, HM Treasury of the United Kingdom or other relevant sanctions authority.

“Scheduled Maturity Date” means the Tranche A Maturity Date or the Tranche B Maturity Date, as the context requires.

“SEC” means the United States Securities and Exchange Commission, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time.

“Significant Subsidiary” means any Subsidiary of the Company that constitutes a “significant subsidiary” under Regulation S-X promulgated by the SEC, as in effect from time to time.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvency Certificate” means a certificate from the chief financial officer, treasurer or other executive financial officer of the Company in the form of Exhibit H.

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“Solvent” means the fair value of the assets of the Company and its Subsidiaries on a Consolidated basis, at a fair valuation on a going concern basis, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a Consolidated basis; (b) the present fair saleable value of the property of the Company and its Subsidiaries on a Consolidated and going concern basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) the Company and its Subsidiaries on a Consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the ordinary course of business; and (d) the Company and its Subsidiaries on a Consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

“Specified Representations” means each of the representations made by (i) the Company in Section 4.01(a), 4.01(b) (other than with respect to clause (iii) thereof), 4.01(d), 4.01(g), 4.01(j), 4.01(k)(iii) and 4.01(m) and (ii) if, as of the Closing Date, there is a Subsidiary Borrower (other than a Subsidiary Borrower that is an Ineligible Subsidiary), such Subsidiary Borrower in Section 4.02(a), 4.02(b) (other than with respect to clause (ii) thereof) and 4.02(d).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentages shall include those imposed pursuant to such Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time of any determination directly or indirectly owned or Controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other

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Subsidiaries of such Person. Unless otherwise specified, all references herein to Subsidiaries shall be deemed to refer to Subsidiaries of the Company.

“Subsidiary Borrower” means any Subsidiary of the Company that has been designated as, and became, a “Subsidiary Borrower” pursuant to Section 2.19(a), in each case, other than any Subsidiary Borrower that shall have ceased to be such as provided in Section 2.19(c).

“Subsidiary Borrower Agreement” means a Subsidiary Borrower Agreement substantially in the form of Exhibit F hereto, duly executed by the Company and the applicable Subsidiary.

“Subsidiary Borrower Termination Event” means, with respect to such Subsidiary Borrower, the occurrence of any of the following events:

(a)      such Subsidiary Borrower shall be liquidated or dissolved;

(b)      such Subsidiary Borrower (i) shall cease to be a Subsidiary of the Company or (ii) shall merge or consolidate with or into another Person and such Subsidiary Borrower shall not be the surviving entity (except that a Subsidiary Borrower may merge or consolidate with or into another Borrower that expressly assumes in writing all of such Subsidiary Borrower’s obligations hereunder);

(c)      such Subsidiary Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable, (ii) any interest on any Loan when the same becomes due and payable, and such failure shall continue for a period of five Business Days or (iii) any other amount owing by such Subsidiary Borrower when the same becomes due and payable, and such failure shall continue for a period of 15 Business Days after receipt by such Subsidiary Borrower and the Company of written notice from the Administrative Agent of such amount being due, together with a statement in reasonable detail of the calculation thereof;

(d)      any representation or warranty made (or deemed made pursuant to Article III hereof) by such Subsidiary Borrower herein or in any Borrowing Request or other document delivered by such Subsidiary Borrower pursuant to Section 2.19 or Article III shall prove to have been incorrect in any material respect when made or deemed made;

(e)      such Subsidiary Borrower (i) shall fail to perform or observe any term, covenant or agreement set forth in Section 2.19(d)(i) or (ii) shall fail to perform or observe any term, covenant or agreement (other than those specified in clause (a), (b), (c) or (e)(i) above) contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 calendar days after written notice thereof shall have been given to such Subsidiary Borrower and the Company by the Administrative Agent or any Lender;

(f)      such Subsidiary Borrower (i) shall admit in writing its inability to pay its debts generally, (ii) shall make a general assignment for the benefit of creditors or shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition

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of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property or (iii) shall take any corporate action to authorize any of the actions set forth above in this clause (f); or

(g)      any proceeding shall be instituted against such Subsidiary Borrower seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and such proceeding shall remain undismissed or unstayed for a period of 60 days.

“Syndication Agent” means Bank of America, N.A., in its capacity as syndication agent for the credit facility provided for herein.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007 or any successor system.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term

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SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date for which financial statements have been delivered, or are required to have been delivered, pursuant to Section 5.01(a)(i) or 5.01(a)(ii).

“Tranche A Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche A Loans hereunder, expressed as an amount representing the maximum principal amount of the Tranche A Loans to be made by such Lender hereunder, as such commitment may be reduced from time to time pursuant to Section 2.06 or 8.06. The amount of each Lender’s Tranche A Commitment on the Effective Date is set forth on Schedule 2.01, and the aggregate amount of the Tranche A Commitments on the Effective Date is €1,150,000,000.

“Tranche A Loan” means a Loan made pursuant to clause (i) of Section 2.01(a).

“Tranche A Maturity Date” means the date that is eighteen months after the Closing Date; provided that, if such day is not a Business Day, the Tranche A Maturity Date shall be the immediately following Business Day.

“Tranche B Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche B Loans hereunder, expressed as an amount representing the maximum principal amount of the Tranche B Loans to be made by such Lender hereunder, as such commitment may be reduced from time to time pursuant to Section 2.06 or 8.06. The amount of each Lender’s Tranche B Commitment on the Effective Date is set forth on Schedule 2.01, and the aggregate amount of the Tranche B Commitments on the Effective Date is €1,150,000,000.

“Tranche B Loan” means a Loan made pursuant to clause (ii) of Section 2.01(a).

“Tranche B Maturity Date” means the date that is three years after the Closing Date; provided that, if such day is not a Business Day, the Tranche B Maturity Date shall be the immediately following Business Day.

“Transactions” means (a) the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof, (b) the consummation of the Acquisition and (c) the payment of fees and expenses incurred in connection with the foregoing.

“Transferee” has the meaning assigned to that term in Section 2.18(b).

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“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Daily Simple SOFR, the Central Bank Rate or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 0%, the Unadjusted Benchmark Replacement will be deemed to be 0% for all purposes of this Agreement.

“United States” means the United States of America (including the constituent States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Cash” means, on any date, cash and cash equivalents owned on such date by the Company and its Consolidated Subsidiaries, as would be reflected on a Consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared as of such date in conformity with GAAP; provided that such cash and cash equivalents do not appear (and would not be required to appear) as “restricted” on a Consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in conformity with GAAP.

“U.S. Borrower” means any Borrower that is a U.S. Person (or, if such Borrower is disregarded as an entity separate from its owner for U.S. federal income tax purposes, is owned for U.S. federal income tax purposes by a U.S. Person).

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in Euros, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.07 using the Exchange Rate with respect to Euros at the time in effect under the provisions of Section 1.07.

“US Dollars” and the sign “US$” each mean the lawful money of the United States.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Person” means a Person who is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.06.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.14(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time, and the rules and regulations promulgated or issued thereunder.

“Wholly-Owned Domestic Manufacturing Subsidiary” means any Subsidiary of the Company of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Company directly and/or indirectly and which, at the time of determination, is primarily engaged in manufacturing; provided, however, that “Wholly-Owned Domestic Manufacturing Subsidiary” shall not include any Subsidiary of the Company that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) is engaged primarily in the finance business, including financing the operations of, or the purchase of products that are products of or incorporate products of, the Company and/or its Subsidiaries or (c) is primarily engaged in ownership and development of real estate, construction of buildings or related activities, or a combination of the foregoing. In the event that there shall at any time be a question as to whether a Subsidiary of the Company is primarily engaged in manufacturing or is described in the foregoing clause (a), (b) or (c), such matter shall be determined for all purposes of this Agreement by resolution of the board of directors of the Company.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02      Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or an “ABR Borrowing”) or by Class (e.g., a “Tranche A Loan” or a “Tranche B Loan”) or by Class and Type (e.g., a “Tranche A Term Benchmark Loan”).

Section 1.03      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words

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“include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise or except as otherwise expressly provided herein, (a) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (b) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (c) any definition of or reference to any agreement, instrument or other document (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (but disregarding any amendment, supplement or other modification made in breach of this Agreement) and (d) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).

Section 1.04      Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, for purposes of this Agreement all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any change as a result of the adoption of any of the provisions set forth in the Accounting Standards Update 2016-02, Leases (Topic 842), issued by the Financial Accounting Standards Board in February 2016, or any other amendments to the Accounting Standards Codifications issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require the recognition of right-of-use assets and lease liabilities for leases or similar agreements that would not be classified as capital leases under GAAP as in effect prior to January 1, 2019, (ii) any election under Accounting Standards Codification 825, Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt or other indebtedness of the Company or any of its Subsidiaries at “fair value”, as defined therein, (iii) any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof, or (iv) any valuation of Debt or other indebtedness below its full stated principal amount as a result of the application of Accounting Standards Update 2015-03, Interest, issued by the Financial

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Accounting Standards Board, it being agreed that Debt and other indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)      All pro forma computations required to be made hereunder giving effect to any Material Acquisition (including the Acquisition) or Material Disposition shall be calculated after giving pro forma effect thereto (and to other transactions, including the repayment or incurrence of Debt, related thereto) as if such transactions had occurred on the first day of the applicable Test Period and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt, all in accordance with Article 11 of Regulation S-X under the Securities Act (it being understood that, unless otherwise set forth in this Agreement, the Consolidated Leverage Ratio and Consolidated Net Tangible Assets shall be calculated on a pro forma basis). If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedge Agreement applicable to such Debt if such Hedge Agreement has a remaining term in excess of 12 months). Notwithstanding anything to the contrary in this Agreement or any classification under GAAP as “discontinued operations” of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into, no pro forma effect shall be given to any such discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

Section 1.05      Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in US Dollars or Euros may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.17(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Section 1.06      Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

Section 1.07      Currency Translation. The Administrative Agent shall determine the Euro equivalent of any Borrowing on the Closing Date denominated in US Dollars using the rate at which Euros may be exchanged into US Dollars as set forth on the Reuters World Spot page of the Thomson Reuters screen at approximately 11:00 a.m. New York City time as determined by the Administrative Agent four Business Days prior to the Closing Date. The Administrative Agent shall notify the Company and the Lenders of each determination of the Euro equivalent of such Borrowing denominated in US Dollars.

For purposes of any determination under Sections 5.02(a), 5.02(c) and 6.01(i), all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at the Exchange Rate in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in US Dollars in Sections 5.02(a) or 5.02(c) being exceeded solely as a result of changes in the exchange rate from those rates applicable at the time or times Debt, Liens or Sale and Leaseback Transactions were initially consummated in reliance on the exceptions under such Sections. For purposes of Section 5.02(d), and the related definitions, amounts in currencies other than US Dollars shall be translated into US Dollars at the exchange rate then most recently used in preparing the Company’s Consolidated financial statements.

Article II

AMOUNTS AND TERMS OF THE LOANS

Section 2.01      Loans.

(a)      Each Lender severally and not jointly agrees, on the terms and conditions hereinafter set forth, to make Loans in Euros or US Dollars (or a combination thereof) to any Borrower in a single drawing on the Closing Date in an aggregate principal amount, (i) for any Tranche A Loan, not to exceed such Lender’s Tranche A Commitment as in effect immediately prior to the time such Tranche A Loan is made and (ii) for any Tranche B Loan, not to exceed such Lender’s Tranche B Commitment as in effect immediately prior to the time such Tranche B Loan is made, in each case, with any Loan denominated in US Dollars to be based on the Euro equivalent (in accordance with Section 1.07) of the applicable Commitment utilized to make such Loan. Each Borrowing (to the extent not utilizing the entire applicable Commitment) shall be in an aggregate amount not less than the applicable Borrowing Minimum or an integral multiple of the applicable Borrowing Multiple in excess thereof and shall (except as provided herein) consist of Loans of the same Class, Type and currency made to the same Borrower on the same day by the Lenders ratably according to their respective Tranche A Commitments and Tranche B Commitments, as

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applicable, provided that if a Borrower requests that Loans of a Class be denominated in both Euros and US Dollars, at the election of the Company and the Administrative Agent, if certain Lenders under such Class agree (each such Lender acting in its sole discretion) to accept an allocation ratio of Euro to US Dollars that is different than the aggregate Euro to US Dollar ratio requested by the Company, such Lenders may be provided the alternate allocation ratio of Euro to US Dollars they have consented to, subject to the aggregate ratio of Euro to US Dollars requested by the Company not being altered (and the Administrative Agent is authorized to take such actions as it deems necessary or advisable to facilitate such allocation and funding). On the Closing Date (after giving effect to the incurrence of Loans), the Commitments of each Lender shall terminate and automatically be reduced to zero, irrespective of whether the aggregate amount of Loans made on the Closing Date is equal to or less than the aggregate amount of Commitments immediately prior to the making of the Loans. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

(b)      Subject to Section 2.17, (i) each Borrowing denominated in US Dollars shall be comprised entirely of Term Benchmark Loans or ABR Loans, in each case, as the applicable Borrower (or, in the case of any Subsidiary Borrower, the Company on its behalf) may elect in accordance herewith and (ii) each Borrowing denominated in Euro shall be comprised entirely of Term Benchmark Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.11, 2.12, 2.14 or 8.04 solely in respect of increased costs or Taxes resulting from such exercise and existing at the time of such exercise (and that would not have been incurred but for such exercise).

Section 2.02      Notice of Borrowings. (a) Each Borrowing shall be made on notice by the applicable Borrower (or, in the case of any Subsidiary Borrower, by the Company on its behalf) to the Administrative Agent given not later than (a) 11:00 a.m., Local Time, on the date of the proposed Borrowing if it consists of ABR Loans, (b) 11:00 a.m., Local Time, three U.S. Government Securities Business Days prior to the date of the proposed Borrowing if it consists of Term Benchmark Loans and (c) if applicable pursuant to Section 2.17, 11:00 a.m., New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing if it consists of an RFR Borrowing. Each such notice shall be made by delivery to the Administrative Agent of a written Borrowing Request duly completed and executed by an authorized officer of the applicable Borrower (or of the Company, as the case may be), specifying therein (i) whether the requested Borrowing is to be a Tranche A Borrowing or a Tranche B Borrowing, (ii) the requested date of such Borrowing (which shall be a Business Day), (iii) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing), (iv) Type of Loans comprising such Borrowing, (v) aggregate amount and currency of such Borrowing, (vi) if such Borrowing is comprised of Term Benchmark Loans, the initial Interest Period thereof, which shall be a period contemplated by the definition of the term “Interest Period”, (vii) the location and number of the account of the applicable Borrower to which funds are to be disbursed and (viii) if the requested Borrowing is conditioned on the occurrence of one or more events, such event or events.

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(b)      Each Borrowing Request shall be revocable by the applicable Borrower (or, in the case of any Subsidiary Borrower, by the Company on its behalf) at any time prior to the making of the Borrowing requested in such Borrowing Request by notice to the Administrative Agent; provided, however, that, if the Administrative Agent receives such notice after the latest time by which the applicable Borrower (or the Company on its behalf) is permitted to give notice of such Borrowing pursuant to this Section 2.02 and if the Administrative Agent has already given notice of such Borrowing to the Lenders, the applicable Borrower shall indemnify each Lender against any loss or expense incurred by such Lender in connection therewith in accordance with Section 2.12.

Section 2.03      [Reserved].

Section 2.04      Notice to Lenders; Funding of Loans. (a) Upon receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender in writing of the contents thereof and of such Lender’s share of the requested Borrowing.

(b)      Each Lender shall, before 11:00 a.m., Local Time, on the date of each Borrowing comprised of Term Benchmark Loans or, if applicable pursuant to Section 2.17, RFR Loans and before 1:00 p.m., Local Time, on the date of each Borrowing comprised of ABR Loans, make available to the Administrative Agent, in immediately available funds to the account most recently designated by the Administrative Agent for such purpose by written notice to the Lenders, such Lender’s portion of such Borrowing in the applicable currency. After the Administrative Agent’s receipt of such funds, the Administrative Agent will promptly make such funds so received available to the applicable Borrower by wire transfer or credit in immediately available funds to the applicable Borrower’s account specified in the applicable Borrowing Request. Promptly after each Borrowing, the Administrative Agent shall record each Loan comprising such Borrowing and the terms related thereto.

(c)      Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance herewith and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such portion available to the Administrative Agent, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender (or, if such Lender fails to pay such corresponding amount forthwith upon such demand, from the applicable Borrower, which, if such Lender has wrongfully refused to make such corresponding amount available, shall, without limiting any other right of such Borrower against such Lender, in turn be entitled to recover such corresponding amount from such Lender to the extent such Borrower has paid such amount to the Administrative Agent) together with interest thereon, for each day from the date such amount is made available by the Administrative Agent until the date such amount is repaid to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, (A) if denominated in US Dollars, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if denominated in any other currency, the greater

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of (x) the interest rate reasonably determined by the Administrative Agent to reflect its cost of funds for the amount advanced by such Administrative Agent on behalf of such Lender (which determination shall be conclusive absent manifest error) and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable at the time to such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan on the date of such Borrowing; provided, however, that the Commitments of the Lenders are several and no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(d)      Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

Section 2.05      Commitment Fee and Other Fees. (a) Subject to adjustment as provided in Section 2.16, the Company agrees to pay to the Administrative Agent, for the account of each Lender, a fee (a “Commitment Fee”) in respect of the period commencing on July 24, 2023 and ending on the date on which the Commitment of such Lender terminates, which shall accrue at the Applicable Rate on the actual daily amount of the Commitment of such Lender during the period from an including the Effective Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable (i) in arrears quarterly on the fifteenth day following the last day of March, June, September and December of each year, commencing with October 15, 2023, (ii) on the Commitment Termination Date and (iii) in the event of the termination in whole of the Commitment of any Lender and with respect to such Commitment, on the date of such termination.

(b)      The Company agrees to pay to the Administrative Agent, for its own account, each administrative agency fee payable on and after the Effective Date as consideration for JPMorgan Chase Bank, N.A.’s agreement to act as Administrative Agent hereunder pursuant to the fee letter entered into between the Company and the Administrative Agent prior to the Effective Date in connection with the credit facility provided for herein.

Section 2.06      Termination or Reduction of Commitments(a).

(a)      The Company may, upon at least one Business Day’s notice to the Administrative Agent and with or without cause, (i) terminate in whole or reduce in part the Commitments of all Lenders of any Class on a pro rata basis; provided that each partial reduction with respect to one or more Lenders of a particular Class shall be in the aggregate amount of at least €25,000,000 or an integral multiple of €5,000,000 in excess thereof. If the Company terminates in whole the Commitment of any Lender as permitted by this Agreement, then such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.11, 2.12 and 2.14 (to the extent accrued for periods prior to it ceasing to be a party hereto) and

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Section 8.04), and its rights and obligations hereunder shall cease, on and after the effective date of such termination.

(b)      Unless previously terminated, the Commitments shall terminate at 5:00 p.m., New York City time, on the Commitment Termination Date.

Section 2.07      Repayment of Loans. Each Borrower shall repay to the Administrative Agent for the account of each Lender the then unpaid principal amount of (a) each Tranche A Loan owing by such Borrower to such Lender on the Tranche A Maturity Date and (b) each Tranche B Loan owing by such Borrower to such Lender on the Tranche B Maturity Date.

Section 2.08      Interest on Loans. Each Borrower shall pay interest on the unpaid principal amount of each Loan owing by such Borrower to the Administrative Agent for the account of each Lender, from the date of such Loan until such principal amount shall be paid in full, at the interest rate borne by such Loan from time to time. The Loans included in any Borrowing shall bear interest based upon its Type, as specified initially in the Borrowing Request relating thereto and thereafter, as provided in Section 2.09, as follows:

(a)      ABR Loans. Each ABR Loan shall bear interest at a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Rate, payable on the last day of March, June, September and December of each year, on the Commitment Termination Date and, after the Commitment Termination Date, on any date the principal of such ABR Loan is prepaid or paid.

(b)      Term Benchmark Loans. Each Term Benchmark Loan shall bear interest during any Interest Period applicable thereto at a rate per annum equal at all times during such Interest Period to the sum of the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, for such Interest Period plus the Applicable Rate, payable on the last day of the Interest Period for such Loan, at intervals of three months from the first day thereof in the case of Interest Periods in excess of three months and, in any event, on the date the principal of such Term Benchmark Loan is prepaid or paid.

(c)      RFR Loans. If applicable pursuant to Section 2.17, each RFR Loan shall bear interest at a rate per annum equal to the sum of the Adjusted Daily Simple SOFR plus the Applicable Rate, payable on each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and, in any event, on the date the principal of such Loan is prepaid or paid.

(d)      Interest on Overdue Principal. Any payment of overdue principal or interest on the Loans, Commitment Fees or other amounts payable by the Company under the Loan Documents shall, after the occurrence and during the continuance of an Event of Default Pursuant to Section 6.01(a), bear interest, in the case of principal of any Loan, at the applicable interest rate on such Loan plus 2% per annum and, in the case of Commitment Fees or other amounts, at the Alternate Base Rate plus the Applicable Rate plus 2% per annum, in each case, due from the date thereof until the date such payment is made, payable on demand.

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Section 2.09      Conversion and Subsequent Interest Period Elections for Loans. (a) Each Borrower may, upon written notice to the Administrative Agent:

(i)      elect, in the case of a Borrowing made to such Borrower consisting of ABR Loans, to convert such Borrowing (or to convert any part thereof in an amount not less than the applicable Conversion Minimum or an integral multiple of the applicable Conversion Multiple in excess thereof) into a Borrowing consisting of Term Benchmark Loans denominated in US Dollars as of any Business Day;

(ii)      elect, in the case of a Borrowing made to such Borrower consisting of Term Benchmark Loans denominated in US Dollars, to convert such Borrowing to a Borrowing consisting of ABR Loans (or to convert any part thereof in an amount not less than the applicable Conversion Minimum or an integral multiple of the applicable Conversion Multiple in excess thereof), effective on the last day of the then current Interest Period applicable thereto; or

(iii)      elect, in the case of a Borrowing made to such Borrower consisting of Term Benchmark Loans, to continue such Borrowing as a Borrowing consisting of Term Benchmark Loans (or to continue any part thereof in an amount not less than the applicable Conversion Minimum or an integral multiple of the applicable Conversion Multiple in excess thereof), effective on the last day of the then current Interest Period applicable thereto;

provided that (A) if at any time the aggregate amount of Term Benchmark Loans in respect of any Borrowing denominated in US Dollars is reduced, by prepayment or conversion of part thereof, to be less than US$10,000,000, then such Borrowing of Term Benchmark Loans shall automatically convert into a Borrowing of ABR Loans as of the end of the Interest Period applicable thereto, (B) after giving effect to any conversion or continuation of Loans (including any part thereof) described in clauses (i), (ii) and (iii) above, there shall not be more than 10 (or such greater number as may be agreed to by the Administrative Agent) Term Benchmark Borrowings and (C) each conversion and continuation of any Borrowing (including of any part thereof) described in clauses (i), (ii) and (iii) above shall be made ratably according to the outstanding principal amount of the Loans that are to be converted or continued (in whole or in part) held by each Lender immediately prior to giving effect to such conversion or continuation.

(b)      To effect a conversion or continuation, the applicable Borrower (or, in the case of any Subsidiary Borrower, the Company on its behalf) shall deliver to the Administrative Agent a written Interest Election Request, duly completed and executed by an authorized officer of the applicable Borrower (or of the Company, as the case may be), not later than 11:00 a.m., Local Time, (i) at least three Business Days in advance of the effective date thereof, if the Borrowing described therein is to be converted into or continued as a Term Benchmark Borrowing denominated in US Dollars or continued as a Term Benchmark Borrowing denominated in Euros and (ii) on the effective date thereof, if the Borrowing described therein is to be converted into an ABR Borrowing, specifying:

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(A)      the Borrowing (including the Class(es)) to which such proposed conversion or continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (C) and (D) below shall be specified for each resulting Borrowing);

(B)      the proposed effective date of the conversion or continuation (which shall be a Business Day);

(C)      the Type(s) of Borrowing resulting from the proposed conversion or continuation; and

(D)      for a Borrowing converted into or continued as a Term Benchmark Borrowing, the duration of the next requested Interest Period to be applicable thereto after giving effect to such conversion or continuation, as the case may be, which shall be a period contemplated by the definition of the term “Interest Period”.

(c)      Each Interest Election Request shall be revocable by the applicable Borrower (or, in the case of any Subsidiary Borrower, by the Company on its behalf) at any time prior to the effective date of the conversion or continuation specified in such Interest Election Request by notice to the Administrative Agent; provided, however, that in the event that the Borrowing specified in such Interest Election Request is to be converted into or continued as a Term Benchmark Borrowing, if the Administrative Agent receives such notice of revocation after the latest time by which the applicable Borrower (or the Company on its behalf) is permitted to give an Interest Election Request with respect to such Borrowing pursuant to Section 2.09(b) and if the Administrative Agent has already given notice of such conversion or continuation to the Lenders, the applicable Borrower shall indemnify each Lender against any loss or expense incurred by such Lender in connection therewith in accordance with Section 2.12.

(d)      If upon the expiration of any Interest Period applicable to a Term Benchmark Borrowing, neither the applicable Borrower nor, in the case of any Subsidiary Borrower, the Company on its behalf has timely delivered an Interest Election Request with respect to such Term Benchmark Borrowing, such Borrower shall be deemed to have elected to continue such Term Benchmark Borrowing as a Term Benchmark Borrowing of the same Type with an Interest Period of one month effective as of the expiration date of such Interest Period.

(e)      The Administrative Agent will promptly notify each Lender of its receipt of an Interest Election Request or, if no timely notice is provided by the applicable Borrower (or, in the case of any Subsidiary Borrower, the Company on its behalf), the Administrative Agent will promptly notify each Lender of the details of any automatic continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans of the applicable Class held by each Lender comprising the Borrowing with respect to which the applicable Interest Election Request was given.

Section 2.10      Prepayments of Loans. (a) No Borrower shall have the right to prepay any principal amount of any Loans other than as provided in this Section 2.10 or in Section 2.06(a).

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(b)      Any Borrower, may, upon notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment (and, if such notice is given, such Borrower shall), prepay, in whole or in part, the outstanding principal amounts of the Loans comprising part of the same Borrowing made to such Borrower.

(c)      The applicable Borrower (or, in the case of any Subsidiary Borrower, the Company on its behalf) shall notify the Administrative Agent in writing of any prepayment of a Borrowing hereunder (i) no later than 11:00 a.m., New York City time, on the Business Day on which ABR Loans are to be prepaid, (ii) no later than 11:00 a.m., New York City time, three Business Days prior to the date on which Term Benchmark Loans are to be prepaid, and (iii) no later than 11:00 a.m., New York City time, five Business Days prior to the date on which RFR Loans are to be prepaid, which notice shall specify the prepayment date, the Borrowing or Borrowings (including the Class) to be prepaid and the principal amount of each such Borrowing or portion thereof to be prepaid. Any partial prepayment of a Borrowing shall be in an aggregate principal amount of not less than the applicable Prepayment Minimum or an integral multiple of the Prepayment Multiple in excess thereof. In the event of any such prepayment of a Term Benchmark Loan, the applicable Borrower shall be obligated to reimburse the Lenders in respect thereof to the extent specified in Section 2.12. Each prepayment of a Borrowing shall be applied ratably to the Loans of the applicable Class(es) included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08.

Section 2.11      Increased Costs. (a) If any Change in Law shall:

(i)      impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate);

(ii)      impose on any Lender or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans made by such Lender; or

(iii)      subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, from time to time upon written request of such Lender to the Company, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs or expenses incurred or reduction suffered.

(b)     If any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements (except any such reserve requirement reflected in the Adjusted EURIBOR Rate) has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this

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Agreement, the Commitment of or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon written request of such Lender to the Company, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)      If the cost to any Lender of making or maintaining any Loan to a Subsidiary Borrower (or of maintaining its obligation to make any Loan to a Subsidiary Borrower) is increased (or the amount of any sum received or receivable by any Lender is reduced) by an amount deemed in good faith by such Lender to be material by reason of the fact that such Subsidiary Borrower is organized in, or conducts business in, a jurisdiction outside of the United States, then, from time to time upon written request of such Lender to the applicable Subsidiary Borrower (with a copy to the Administrative Agent and the Company), such Subsidiary Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(d)      A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in Section 2.11(a) or 2.11(b) delivered to the Company or as specified in Section 2.11(c) delivered to the applicable Subsidiary Borrower and the Company shall be prima facie evidence of the amount claimed in the absence of manifest error; provided that it is accompanied by a statement in reasonable detail of the calculation on which such amount was based. The Company or the applicable Subsidiary Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. If the Company or any Subsidiary Borrower receives any such certificate from a Lender, the Company shall have the right to terminate the commitment of such Lender in accordance with Section 2.06(a) or require such Lender to assign its interest in accordance with Section 2.18(b).

(e)      Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.11, such Lender shall notify the Company or, in the case of Section 2.11(c), the Company and the applicable Subsidiary Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that (i) the Company shall not be required to compensate a Lender pursuant to Section 2.11(a) or 2.11(b) for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s intention to claim compensation therefor; provided that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof and (ii) no Subsidiary Borrower shall be required to compensate a Lender pursuant to Section 2.11(c) for any increased costs or expenses incurred or reductions suffered as to which such Lender became aware and failed to notify such Subsidiary Borrower promptly if and to the extent that prompt notice could have avoided or lessened payment by such Subsidiary Borrower under such Section.

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(f)      If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any amount (i) as to which it has been indemnified by the Company or any Subsidiary Borrower or (ii) which has been paid to such Lender by the Company or any Subsidiary Borrower, in each case pursuant to this Section 2.11, it shall pay over such refund to the Company or such Subsidiary Borrower (but only to the extent of payments made by the Company or such Subsidiary Borrower under this Section 2.11 with respect to the events giving rise to such refund), net of all reasonable out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company or such Subsidiary Borrower agrees, upon the written request of such Lender to the Company and, if applicable, such Subsidiary Borrower, to repay the amount paid over to the Company or such Subsidiary Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Lender to make available its accounting records (or any other information which it deems confidential) to the Company, any Subsidiary Borrower or any other Person.

Section 2.12      Break Funding Payments.

In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or a Subsidiary Borrower Termination Event or pursuant to Section 2.06(a)), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof), (d) the failure to prepay any Term Benchmark Loan on a date specified therefor in any notice of prepayment delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment (other than as a result of a default by the applicable Lender in the performance of its agreements set forth herein) of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18(b), then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred at the Adjusted Term SOFR Rate or the EURIBOR Rate, as the case may be, that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Relevant Interbank Market. In the event of (A) the payment of any principal of any RFR Loan other than on the date that is on the numerically corresponding day in the calendar month that is one month after the date of the Borrowing of which such Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month) (including as a result of an Event of Default or a Subsidiary Borrower Termination Event, any optional prepayment of Loans

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or pursuant to Section 2.06(a)), (B) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof), (C) the assignment (other than as a result of a default by the applicable Lender in the performance of its agreements set forth herein) of any RFR Loan other than on the date that is on the numerically corresponding day in the calendar month that is one month after the date of the Borrowing of which such Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month) as a result of a request by the Company pursuant to Section 2.18(b) or (D) the failure by any Borrower to make any payment of any RFR Loan on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender delivered to the Company and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 shall be prima facie evidence of such amount; provided that it is accompanied by a statement in reasonable detail of the calculation on which such amount was based. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.13      Payments and Computations. (a) Each Borrower shall make each payment required to be made by it hereunder not later than 12:00 noon, Local Time, on the day when due, in each case without setoff or counterclaim, to the Administrative Agent in immediately available funds at the account most recently designated by the Administrative Agent for such purpose by written notice to the Company. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or Commitment Fees ratably (other than amounts payable pursuant to Section 2.06(a)) to the Lenders of the applicable Class, subject to Section 2.16, and like funds relating to the payment of any other amount payable to the Administrative Agent for the account of any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. All payments hereunder of principal or interest in respect of any Loan shall be made in the currency of such Loan; all other payments hereunder shall be made in Euro. Any payment by any Borrower credited in the required funds to the Administrative Agent at its account most recently designated by the Administrative Agent for such purpose by written notice to the Company shall discharge the obligation of such Borrower to make such payment at the time such credit is so effected, irrespective of the time of any distribution of such payment by the Administrative Agent to any Lender.

(b)      All computations of interest based on the Alternate Base Rate (if the Alternate Base Rate is based on the Prime Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of Commitment Fees and all other computations of interest hereunder shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)      Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such

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extension of time shall in such case be included in the computation of payment of interest or any Commitment Fee, as the case may be.

(d)      Unless the Administrative Agent shall have received notice from the applicable Borrower (or, in the case of any Subsidiary Borrower, the Company on its behalf) prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the greater of (i) if denominated in US Dollars, the greater of (A) the NYFRB Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) if denominated in any other currency, the greater of (A) the interest rate reasonably determined by the Administrative Agent to reflect its cost of funds for the amount distributed by the Administrative Agent to such Lender (which determination shall be conclusive absent manifest error) and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.14      Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of a Borrower under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the applicable Borrower or an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by such Borrower or such withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)      Payment of Other Taxes by the Borrowers. The applicable Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for Other Taxes.

(c)      Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.14, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(d)      Indemnification by the Borrowers. The applicable Borrower shall indemnify each applicable Recipient, within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Recipient or required to be withheld or deducted from a payment by such Borrower to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)      Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the applicable Borrower(s) have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Borrower(s) to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.06(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall severally indemnify each applicable Borrower for any Taxes paid or payable by such Borrower (and not deducted or withheld by such Borrower from any payment otherwise due hereunder to such Lender) as a result of the failure of such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Company pursuant to Section 2.14(f), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and the applicable Borrower(s) to set off and apply any and all amounts at any time owing by the Administrative Agent or such Borrower(s) (as applicable) to such Lender under this Agreement or otherwise payable by the Administrative Agent or such Borrower(s) (as applicable) to the Lender from any other source against any amount due to the Administrative Agent or the Borrower(s) (as applicable) under this paragraph.

(f)      Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Company and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the applicable Borrower(s) or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting

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requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(f)(ii)(A), 2.14(f)(ii)(B) and 2.14(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)      Without limiting the generality of the foregoing, with respect to any U.S. Borrower:

(A)      any Lender that is a U.S. Person (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, is owned, for U.S. federal income tax purposes, by a U.S. Person) shall deliver to such U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such U.S. Borrower or the Administrative Agent), duly completed and executed originals of IRS Form W-9 certifying that such Lender (or such U.S. Person, as applicable) is exempt from U.S. Federal backup withholding tax;

(B)      any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such U.S. Borrower or the Administrative Agent), whichever of the following is applicable:

(1)      in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) entitled to the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)      duly completed and executed originals of IRS Form W-8ECI with respect to such Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner);

(3)      in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax

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purposes, such owner) entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a duly completed and executed certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender (or such owner, as applicable) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4)      to the extent a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) is not the beneficial owner, duly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G--3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable (and including any other information required to be provided by IRS Form W-8IMY); provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct or indirect partner;

(C)      any Lender (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) shall, to the extent it is legally entitled to do so, deliver to such U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such U.S. Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)      if a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such U.S. Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such U.S. Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such U.S. Borrower or the Administrative Agent as may be necessary for such U.S. Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations

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under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.14(f). Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) (x) update such form or certification or (y) notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)      Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund or credit of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest (but solely with respect to the period during which the indemnifying party held such refund) or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)      Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement.

(i)      Defined Terms. For purposes of this Section 2.14, the term “applicable law” includes FATCA.

Section 2.15      Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the principal of or interest on any of the Loans made by it in excess of its ratable share of payments on account of the principal of and accrued interest on the Loans obtained by the other Lenders of the same Class, such Lender shall forthwith purchase for cash at par from such

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other Lenders such participations in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each selling Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, without interest, and (b) the provisions of this Section 2.15 shall not be construed to apply to any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including Section 2.06(a), or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.15 shall apply). Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

Section 2.16      Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender:

(i)      Waivers and Amendments. The Commitment and Loans of each Defaulting Lender shall be disregarded in determining whether the Required Lenders or any other requisite Lenders shall have taken or may take any action hereunder (including any consent to any waiver, amendment or other modification pursuant to Section 8.01); provided that any waiver, amendment or other modification that requires the consent of all Lenders or of all Lenders affected thereby shall, except as provided in Section 8.01, require the consent of such Defaulting Lender in accordance with the terms hereof.

(ii)      Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, or to reimburse the Company for any amounts paid by it in satisfaction of such Defaulting Lender’s liabilities under this Agreement in connection with a written agreement between the Company and an assignee of such Defaulting Lender’s interests, rights and obligations in accordance with Section 2.18(b); third, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy future obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long

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as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders of the same Class on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)      Certain Fees. Commitment Fees shall cease to accrue on the Commitment of such Defaulting Lender for any period during which such Lender is a Defaulting Lender, and such Defaulting Lender shall not be entitled to receive such Commitment Fees.

(b)      Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Defaulting Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the applicable Class(es) of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause such Loans to be held on a pro rata basis by the Lenders of such Class(es) in accordance with their respective Commitments, whereupon such Defaulting Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; provided, further, that all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 8.01 and this Section 2.16 during such period shall be binding on it; and provided further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17      Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.17, if:

(i)      the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period; or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or

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(ii)      the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period; or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.09 or a new Borrowing Request in accordance with the terms of Section 2.02, (A) for Loans denominated in US Dollars, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.17(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.17(a)(i) or (ii) above and (2) any Interest Election Request or a Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing and (B) for Loans denominated in Euros, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’ receipt of the notice from the Administrative Agent referred to in this Section 2.17(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.02, (A) for Loans denominated in US Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.17(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.17(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in Euros, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for Euros plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euros cannot be determined, any outstanding affected Term Benchmark Loans denominated in Euros shall, at

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the Company’s election prior to such day: (A) be prepaid by the Company on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in Euros shall be deemed to be a Term Benchmark Loan denominated in US Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.

(b)      Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to US Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)      Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)      The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.17.

(e)      Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or,

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EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)      Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Company will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in US Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing denominated in Euros shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.17, (A) for Loans denominated in US Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute (x) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in Euros, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for Euros plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euros cannot be determined, any outstanding affected Term Benchmark Loans denominated in Euros shall, at the Company’s election prior to such day: (A) be prepaid by the Company on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in Euros shall be deemed to be a Term Benchmark Loan denominated in US Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in US Dollars at such time.

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Section 2.18      Mitigation Obligations; Replacement of Lenders. (a) Each Lender shall (i) if it determines that it is specifically entitled to compensation under Section 2.14, use its reasonable efforts to designate a different lending office, if any, for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if any, if such designation or assignment and delegation would avoid, or minimize the amount of, any payment by the Borrowers of additional amounts under Section 2.14 in respect of such Lender and (ii) if it determines that it is specifically entitled to compensation under Section 2.11, use its reasonable efforts (including using reasonable efforts to designate a different lending office, if any, for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if any), but only if it shall not incur any disadvantage as a result thereof, to avoid, or to minimize the amount of, any payment by the Borrowers of additional amounts under Section 2.11 in respect of such Lender.

(b)      The Company may, upon notice to the Administrative Agent delivered at any time and with or without cause, require any Lender (including any Defaulting Lender) to assign all of its rights and obligations hereunder in respect of all or a portion of its Commitment and the corresponding pro rata portion of any Loans then owing to such Lender to one or more Transferees. Such Transferee or Transferees shall on the effective date of such assignment (as specified in the Assignment and Assumption with respect thereto) pay to such Lender (i) the accrued Commitment Fee with respect to the assigned portion of such Commitment and (ii) if a Loan is assigned, the principal amount of such Loan so assigned, together with accrued interest thereon. If such assigned Loan is a Term Benchmark Loan, the Company shall be obligated to reimburse such Lender on such effective date if such assignment is not made on the last day of the applicable Interest Period in accordance with Section 2.12. If such assigned Loan is an RFR Loan, the Company shall be obligated to reimburse such Lender on such effective date if such assignment is not made on the applicable interest payment date. The term “Transferee” means any Eligible Assignee, selected by the Company in its sole discretion, that is willing to undertake all or part of a Lender’s Commitment and to purchase all or part of any Loans under this Section 2.18(b). In each such event, the assigning Lender and the Transferee shall execute and deliver to the Company, for its acceptance, an Assignment and Assumption and the Company shall accept and deliver the same to the Administrative Agent for recording in accordance with Section 8.08. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Assumption, which effective date shall be not less than five Business Days nor more than 10 Business Days after execution and shall be coordinated by the parties thereto with the Administrative Agent to be the same date as the date of such recording, (A) the Transferee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.11, 2.12 and 2.14 (to the extent accrued for periods prior to it ceasing to be a party hereto) and Section 8.04)). The provisions of clauses (i), (iv) and (v) of

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the third proviso to Section 8.06(a) and the provisions of Section 8.07 shall apply to all Assignments and Assumptions executed and delivered pursuant to this Section 2.18(b).

Section 2.19      Subsidiary Borrowers. (a) Subsidiary Borrower Designation. The Company may, at any time and from time to time on and after the Effective Date, designate any of its Subsidiaries as a Subsidiary Borrower by delivery to the Administrative Agent of a Subsidiary Borrower Agreement executed by such Subsidiary and the Company. Promptly after its receipt thereof, the Administrative Agent will provide a copy of such Subsidiary Borrower Agreement to the Lenders. Each such Subsidiary Borrower Agreement shall become effective on the date eight Business Days after it shall have been delivered to the Administrative Agent, provided that (i) the Administrative Agent and each Lender shall have received, at least one Business Day prior to the date of the effectiveness thereof, all documentation and other information required by bank regulatory authorities with respect to such Subsidiary under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, that has been reasonably requested by the Administrative Agent or such Lender in writing not later than the fifth Business Day after such Subsidiary Borrower Agreement has been delivered to the Administrative Agent and (ii) in the case of a designation of a Foreign Subsidiary, the Administrative Agent shall not have received written notice from any Lender (an “Objecting Lender”) that (A) such Objecting Lender is unable to make Loans or otherwise extend credit to such Foreign Subsidiary due to applicable legal or regulatory restrictions or (B) such Objecting Lender is prevented by its generally applicable internal policies from extending credit to such Foreign Subsidiary (a “Notice of Objection”), in which case such Subsidiary Borrower Agreement shall not become effective unless, within the period of eight Business Days referred to above, (x) such Objecting Lender withdraws such Notice of Objection or (y) such Objecting Lender ceases to be a Lender hereunder, including pursuant to Section 2.06(a) or Section 2.18(b). Upon the effectiveness of a Subsidiary Borrower Agreement as provided above, the applicable Subsidiary shall for all purposes of this Agreement be a party hereto and a Subsidiary Borrower hereunder.

(b)      Subsidiary Borrowers’ Obligations Several. Each of the Subsidiary Borrowers shall be severally liable for its liabilities and obligations under this Agreement, and no Subsidiary Borrower shall be liable for any Borrowing or any other obligation of any other Borrower under this Agreement. Each Subsidiary Borrower shall be severally liable for all payments of the principal of and interest on Loans to such Subsidiary Borrower, and any other amounts due hereunder that are specifically allocable to such Subsidiary Borrower or the Loans to such Subsidiary Borrower. No Subsidiary Borrower shall be liable for any fees due hereunder, for which the Company shall be exclusively liable.

(c)      Designation of Ineligible Subsidiaries. The Company may at any time, and from time to time, by delivery to the Administrative Agent of an Ineligible Subsidiary Designation Notice, designate any Subsidiary Borrower as an Ineligible Subsidiary. Upon such designation, the obligation of each Lender to make Loans to such Subsidiary Borrower shall immediately terminate, and such Ineligible Subsidiary shall no longer be entitled to request or borrow Borrowings hereunder. The designation of a Subsidiary Borrower as an Ineligible Subsidiary shall have no effect on (i) the outstanding Loans, if any, of such Subsidiary Borrower, (ii) the obligations of such Subsidiary Borrower to repay principal of and interest on any outstanding Loans of such

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Subsidiary Borrower when such amounts become due in accordance with this Agreement or any other payment obligations of such Subsidiary Borrower under this Agreement or (iii) the right of such Subsidiary Borrower to deliver any Interest Election Request or select any future Interest Periods with respect to outstanding Loans of such Subsidiary Borrower in accordance with this Agreement; provided that at such time as no principal of or interest on any Loan of such Ineligible Subsidiary, and no other amounts payable by such Ineligible Subsidiary, shall be outstanding, such Ineligible Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Promptly after its receipt thereof, the Administrative Agent will provide a copy of each Ineligible Subsidiary Designation Notice to the Lenders.

(d)      Subsidiary Borrower Termination Events. (i) Each Subsidiary Borrower will furnish to the Administrative Agent, as promptly as possible and in any event within five Business Days after the occurrence of any Subsidiary Borrower Termination Event with respect to such Subsidiary Borrower that is continuing on the date of such statement, the statement of an officer of the Subsidiary Borrower (or of the Company on its behalf) setting forth the details of such Subsidiary Borrower Termination Event and the action that such Subsidiary Borrower proposes to take with respect thereto.

(ii)      If a Subsidiary Borrower Termination Event occurs and is continuing with respect to any Subsidiary Borrower, then, and in any such event, the Administrative Agent (A) shall at the request, or may with the consent, of the Required Lenders, by notice to such Subsidiary Borrower and the Company, declare the obligation of each Lender to make Loans to such Subsidiary Borrower terminated, whereupon the same shall forthwith terminate and such Subsidiary Borrower shall no longer be entitled to request or borrow Borrowings hereunder and (B) shall at the request, or may with the consent, of the Required Lenders, by notice to such Subsidiary Borrower and the Company, declare the Loans of such Subsidiary Borrower, all interest thereon and all other amounts payable under this Agreement by such Subsidiary Borrower to be forthwith due and payable, whereupon the Loans of such Subsidiary Borrower, all such interest thereon and all such other amounts payable by such Subsidiary Borrower shall become and be forthwith due and payable by such Subsidiary Borrower, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Subsidiary Borrower; provided, however, that in the case of a Subsidiary Borrower Termination Event specified in clause (c) of the definition of such term, neither the Administrative Agent nor any Lender may declare any Loan of such Subsidiary Borrower to be due and payable unless the Company fails to pay under the Company Guarantee the overdue amount owed by such Subsidiary Borrower within three Business Days after written demand therefor shall have been received by the Company from the Administrative Agent; provided, further, however, that in the case of a Subsidiary Borrower Termination Event specified in clause (a), (b), (f) or (g) of the definition of such term, (1) the obligation of each Lender to make Loans to such Subsidiary Borrower shall automatically terminate and (2) the Loans of such Subsidiary Borrower, all interest thereon and all other amounts payable under this Agreement by such Subsidiary Borrower shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Subsidiary Borrower.

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(e)      Appointment of Company as Agent. Each Subsidiary Borrower hereby irrevocably appoints the Company as its agent for all purposes of this Agreement, including (i) the giving and receipt of notices (including any Borrowing Request or any Interest Election Request) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Subsidiary Borrower hereby acknowledges that any amendment, waiver or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 8.01, that no consent of such Subsidiary Borrower shall be required to effect any such amendment, waiver or other modification and that such Subsidiary Borrower shall be bound by this Agreement or such other Loan Document as so amended, waived or otherwise modified.

Article III

CONDITIONS OF LENDING

Section 3.01      Effective Date. This Agreement shall become effective as of the first date on which each of the following conditions shall be satisfied (or such condition shall have been waived in accordance with Section 8.01) (such date, the “Effective Date”):

(a)      The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile or electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b)      The Administrative Agent shall have received an officer’s certificate of the Company, dated the Effective Date and signed by the Secretary or Assistant Secretary of the Company, in form and substance reasonably satisfactory to the Administrative Agent, together with all attachments contemplated thereby.

(c)      The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company, in form and substance reasonably satisfactory to the Administrative Agent.

(d)      The Administrative Agent shall have received all fees due and payable on or prior to the Effective Date, and, to the extent invoiced at least two Business Days prior to the Effective Date, other amounts due and payable on or prior to the Effective Date (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be paid or reimbursed by the Company pursuant to any commitment letter or fee letter entered into in connection with the credit facility provided for herein.

(e)      The Administrative Agent and the Lenders shall have received (i) at least three Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities with respect to the Company under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been reasonably requested by the Administrative Agent or any Lender in writing at least 10 Business Days prior to the Effective Date and (ii) at least five Business Days prior to the Effective Date, if the Company qualifies as a “legal entity customer” under the Beneficial

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Ownership Regulation, the Company shall have delivered to the Administrative Agent and each Lender that so requests a Beneficial Ownership Certification, to the extent that such certification is requested in writing to the Company at least 10 Business Days prior to the Effective Date.

Without limiting the generality of the provisions of Article VII, for purposes of determining compliance with the conditions specified in this Section 3.01, each Lender, by becoming a party to this Agreement, shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

Section 3.02      Closing Date. The obligations of each Lender to make Loans shall be subject to the satisfaction (or waiver in accordance with Section 8.01) of the following conditions:

(a)      The Effective Date shall have occurred.

(b)      The Acquisition shall have been consummated or will be consummated concurrently or substantially concurrently with the funding of the Loans hereunder in all material respects in accordance with the terms and conditions of the Acquisition Agreement, and no provision of the Acquisition Agreement shall have been amended or modified, and no condition therein shall have been waived or consent granted, in each case, in any respect that is materially adverse to the Lenders or the Arrangers without each Arranger’s prior written consent (which consent shall not be unreasonably withheld or delayed); provided, that changes in the purchase price shall not be deemed to be materially adverse to the interests of the Lenders or the Arrangers and shall not require the consent of the Arrangers if such purchase price changes do not exceed 10.0% in aggregate and, in the case of a purchase price decrease, shall first reduce the commitments in respect of the Bridge Facility (in accordance with the Bridge Facility Commitment Letter or, if any, the definitive documentation with respect thereto) and then shall reduce the Commitments hereunder in an equal amount (applied pro rata between the Tranche A Commitments and the Tranche B Commitments).

(c)      During the period commencing on the date of the Acquisition Agreement through the first date on which the other conditions set forth in this Section 3.02 (other than those in this paragraph (c)) are satisfied, there shall not have occurred any “Seller Business MAC” under and as defined in the Acquisition Agreement (as in effect on April 25, 2023).

(d)      The Administrative Agent shall have received (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for each of the last three full fiscal years ended at least 60 days prior to the Effective Date, (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for each subsequent fiscal quarterly interim period or periods ended at least 40 days prior to the Effective Date (and the corresponding period(s) of the prior fiscal year) (it being understood that, with respect to such financial information for each such fiscal year and subsequent interim period, such condition shall be deemed satisfied through the filing by the Company of its annual report on Form 10-K or

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quarterly report on Form 10-Q with respect to such fiscal year or interim period) and (iii) audited and unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target and its Subsidiaries, solely to the extent that such statements are available to the Company prior to the Effective Date, which are prepared in accordance with GAAP (or, in the case of clause (iii), are prepared in accordance with German general accepted accounting principles with a reconciliation to GAAP) and meet the requirements of Regulation S-X and all other accounting rules and regulations of the SEC promulgated thereunder applicable to registration statements on form S-3.

(e)      (i) There shall exist no Event of Default pursuant to Section 6.01(a), 6.01(e) (solely with respect to the Company) or 6.01(f) (solely with respect to the Company), (ii) the Acquisition Agreement Representations shall be true and correct in all material respects and (iii) the Specified Representations shall be true and correct in all material respects, in each case, at the time of, and after giving effect to, the Transactions on the Closing Date.

(f)      The Administrative Agent shall have received (in each case dated the Closing Date) (i) a customary officer’s certificate from the Company that the conditions precedent contained in Section 3.02(b), 3.02(c) and 3.02(e) have been satisfied on the Closing Date and (ii) a Solvency Certificate.

(g)      The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.02.

(h)      The Administrative Agent shall have received all fees due and payable on or prior to the Closing Date, and, to the extent invoiced at least two Business Days prior to the Closing Date, other amounts due and payable on or prior to the Effective Date (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be paid or reimbursed by the Company pursuant to any commitment letter or fee letter entered into in connection with the credit facility provided for herein.

Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the only representations the accuracy of which shall be a condition to the availability of the Loans on the Closing Date shall be (i) the Acquisition Agreement Representations and (ii) the Specified Representations.

Section 3.03      Conditions to Initial Borrowing by Each Designated Subsidiary Borrower. The obligations of the Lenders to make Loans to any Subsidiary Borrower designated as such pursuant to Section 2.19 shall not become effective until the first date on which each of the following additional conditions shall be satisfied (or waived in accordance with Section 8.01):

(a)      The Closing Date shall have occurred prior to or substantially concurrently therewith.

(b)      The Administrative Agent shall have received an officer’s certificate of such Subsidiary Borrower, signed by the Secretary or Assistant Secretary of such Subsidiary Borrower (or an appropriate substitute therefor under the applicable law of the jurisdiction of organization of such Subsidiary Borrower), in form and substance reasonably satisfactory to the

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Administrative Agent, attaching (i) a copy of each organizational document of such Subsidiary Borrower, (ii) signature and incumbency certificates of the officers of such Subsidiary Borrower executing its Subsidiary Borrower Agreement or any document relating thereto, (iii) resolutions of the Board of Directors or similar governing body of such Subsidiary Borrower (and/or, if applicable, of the shareholders or other authorized Persons of such Subsidiary Borrower, if required under the applicable law of the jurisdiction of organization of such Subsidiary Borrower or its organizational documents) approving and authorizing the execution, delivery and performance by such Subsidiary Borrower of its Subsidiary Borrower Agreement, this Agreement and any documents to be delivered by such Subsidiary Borrower hereunder, certified by such Secretary or Assistant Secretary (or such appropriate substitute therefor) as being in full force and effect without modification or amendment, and (iv) a good standing certificate from the applicable Governmental Authority of the jurisdiction of organization of such Subsidiary Borrower, dated as of a recent date (if applicable and customary under the applicable law of the jurisdiction of organization of such Subsidiary Borrower).

(c)      The Administrative Agent shall have received a favorable written opinion of the general counsel, in-house counsel and/or outside counsel of such Subsidiary Borrower, addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that any opinion substantially consistent with the opinion delivered pursuant to Section 3.01(c), with any modifications to reflect requirements under the applicable law of the jurisdiction of organization of such Subsidiary Borrower or its organizational documents shall be reasonably satisfactory to the Administrative Agent).

Section 3.04      Limitations on Actions of Administrative Agent and Lenders Between the Effective Date and the Closing Date. During the period from and including the Effective Date and to and including the earlier of the Commitment Termination Date and the funding of Loans on the Closing Date, and notwithstanding (a) that any representation made on the Effective Date was incorrect, (b) any failure by the Company or a Subsidiary Borrower to comply with Section 5.01 or 5.02, (c) any provision to the contrary in any Loan Document or (d) that any condition to the occurrence of the Effective Date may subsequently be determined not to have been satisfied, neither the Administrative Agent nor any Lender shall be entitled to (unless and Event of Default under Section 6.01(a), 6.01(e) (solely with respect to the Company) or 6.01(f) (solely with respect to the Company) has occurred and is continuing) (i) cancel any of its Commitments, (ii) rescind, terminate or cancel the Loan Documents or any of its commitments thereunder, (iii) refuse to participate in making its Loans when required to do so under this Agreement, (iv) exercise any right or remedy under the Loan Documents to the extent to do so would prevent, limit or delay the making of its Loans, or (vi) exercise any right of set-off or counterclaim in respect of its Loans to the extent to do so would prevent, limit or delay the making of its Loans; provided that (x) the applicable conditions precedent to the making of such Loans set forth in Section 3.02 have been satisfied and (y) subsequent to the making of the Loans on the Closing Date, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing.

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Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.01      Representations and Warranties of the Company. The Company represents and warrants, as of each of the Effective Date (except in the case of the representations and warranties set forth in Sections 4.01(b)(ii) and 4.01(m), which shall be made only on the Closing Date) and the Closing Date, as follows:

(a)      Organization; Powers. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which the conduct of its operations or the ownership of its properties requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The Company has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement.

(b)      Authorization; Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action and do not contravene (i) the Company’s certificate of incorporation or by-laws (ii) any agreement with respect to indebtedness of the Company or its Subsidiaries in a committed or outstanding principal amount of at least US$400,000,000 (solely with respect to the Closing Date) or (iii) except where such contravention would not reasonably be expected to have a Material Adverse Effect, any law or contractual restriction binding on the Company.

(c)      Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body in the United States, or to the Company’s knowledge, in any other jurisdiction, is required for the due execution, delivery and performance by the Company of this Agreement, other than routine requirements which, to the Company’s knowledge, have (to the extent that compliance is required on or prior to the date hereof) been complied with in all material respects.

(d)      Enforceability. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)      Financial Statements; No Material Adverse Effect. (i) The Historical Company Financial Statements present fairly, in all material respects, the combined financial position of the Company and its Subsidiaries as of December 31, 2022 and the combined results of operations and cash flows of the Company and its Subsidiaries for the fiscal year then ended, all in conformity with GAAP.

(ii)      Since December 31, 2022, there has been no material adverse change in the Consolidated financial condition or the Consolidated results of operations of the Company

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except as otherwise disclosed in any reports by the Company on Form 10-K, Form 10-Q or Form 8-K publicly filed or furnished under the Exchange Act prior to the date hereof.

(f)      Litigation. There is no pending or, to the knowledge of the Company, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that would reasonably be expected to have a Material Adverse Effect.

(g)      Federal Reserve Regulations. Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation T, U or X of the Board of Governors as now and from time to time hereafter in effect.

(h)      ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which such liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect.

(i)      Environmental. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (i) are in compliance with Environmental Laws and any permit, license or approval required thereunder and (ii) have not become subject to any Environmental Liability.

(j)      Investment Company Status. No Borrower is required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(k)      Sanctions and Anti-Corruption Laws. (i) The Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

(ii)      None of (a) the Company or any of its Subsidiaries or (b) to the knowledge of the Company, any of their respective directors, officers or employees that will act in any capacity in connection with or directly benefit from the use of proceeds of the Loans is a Sanctioned Person.

(iii)      No Borrowing or use of proceeds thereof will violate any Anti-Corruption Law or applicable Sanctions.

(l)      All written information, other than (i) any Projections, (ii) forward-looking information, (iii) estimates and (iv) other information of a general economic or industry nature, that has been or is hereafter made available to the Lenders by or on behalf of you or any of your representatives in connection with any aspect of the Transactions (which representation and warranty shall be only to the Company’s knowledge to the extent it relates to Viessmann Climate Solutions SE or its Subsidiaries or to any other third party), when taken as a whole, is and will be, when furnished, complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements

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contained therein not materially misleading in light of the circumstances under which such statements were made or are made, when taken as a whole (giving effect to all supplements and updates provided thereto). All written financial projections concerning the Company, Viessmann Climate Solutions SE and their respective Subsidiaries furnished to the Lenders by or on behalf of the Company or any of the Company’s representatives or by or on behalf of Viessmann Climate Solutions SE or any of its representatives (the “Projections”) have been prepared in good faith based upon assumptions that were believed by the Company to be reasonable as of the date such Projections are prepared and as of the date such Projections are made available to the Lenders (it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material).

(m)      Solvency. The Company and its Subsidiaries are, on the Closing Date, immediately after giving effect to the Acquisition and the other Transactions contemplated by or related to the Acquisition and the making of the Loans and the application of proceeds thereof, on a Consolidated basis, Solvent.

Section 4.02      Representations and Warranties of each Subsidiary Borrower. Each Subsidiary Borrower, severally and not jointly, represents and warrants as of the Closing Date, as follows:

(a)      Organization; Powers. Such Subsidiary Borrower is duly organized, validly existing and, if such qualification exists in the applicable jurisdiction, in good standing under the laws of the jurisdiction of its organization. Such Subsidiary Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement.

(b)      Authorization; Absence of Conflicts. The execution, delivery and performance by such Subsidiary Borrower of this Agreement have been duly authorized by all necessary corporate action and do not contravene (i) such Subsidiary Borrower’s organizational documents or (ii) except where such contravention would not reasonably be expected to have a Material Adverse Effect, any law or contractual restriction binding on such Subsidiary Borrower.

(c)      Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body in the jurisdiction of organization of such Subsidiary Borrower, or to such Subsidiary Borrower’s knowledge, in any other jurisdiction, is required for the due execution, delivery and performance by such Subsidiary Borrower of this Agreement other than routine requirements which, to such Subsidiary Borrower’s knowledge, have (to the extent that compliance is required on or prior to the date hereof) been complied with in all material respects.

(d)      Enforceability. This Agreement has been duly executed and delivered by such Subsidiary Borrower and is a legal, valid and binding obligation of such Subsidiary Borrower enforceable against such Subsidiary Borrower in accordance with its terms, subject to applicable

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bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Article V

COVENANTS OF THE COMPANY

Section 5.01      Affirmative Covenants. So long as any Loan shall remain unpaid or any Lender shall have any Commitment, the Company covenants and agrees with the Lenders that:

(a)      Financial Statements and Other Information. The Company will furnish to the Administrative Agent, on behalf of the Lenders:

(i)      within 90 days after the end of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the Consolidated statements of operations, comprehensive income, changes in equity and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by and accompanied by the opinion of PricewaterhouseCoopers LLP or other independent registered public accounting firm of recognized national standing to the effect that such Consolidated financial statements present fairly, in all material respects, the Consolidated financial position, results of operations and cash flows of the Company and its Consolidated Subsidiaries as of the end of and for such year, all in conformity with GAAP;

(ii)      within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal quarter and the Consolidated statements of operations and comprehensive income of the Company and its Consolidated Subsidiaries for such fiscal quarter and the portion of the fiscal year then ended and the Consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding period of periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly, in all material respects, the Consolidated financial position, results of operations and cash flows of the Company and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, all in conformity with GAAP (subject to normal year-end adjustments and the absence of footnotes);

(iii)      concurrently with each delivery of financial statements under Section 5.01(a)(i) or 5.01(a)(ii), a completed Compliance Certificate signed by a Financial Officer of the Company (A) certifying as to whether a Default or an Event of Default has occurred and, if a Default or an Event of Default has occurred, specifying the details thereof

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and any action taken or proposed to be taken with respect thereto and (B) setting forth reasonably detailed calculations of the ratio set forth in Section 5.02(d) as of the end of the most recent fiscal quarter covered by such financial statements;

(iv)      promptly after the sending or filing thereof, copies of all such regular, periodic and special reports and all registration statements (except those relating to employee benefit or stock option plans) that the Company or any of its Consolidated Subsidiaries that is an issuer of securities that are registered under Section 12 of the Exchange Act files with the SEC or with any national securities exchange and of all such proxy statements, financial statements and reports as the Company sends to its stockholders;

(v)      promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Company pursuant to the terms of any indenture or, to the lenders under the 2023 5-Year Revolving Credit Agreement and the 2023 364-Day Revolving Credit Agreement pursuant to the terms thereof and not otherwise required to be furnished pursuant to any other clause of this Section 5.01(a);

(vi)      as promptly as possible and in any event within five Business Days after the occurrence of each Default or Event of Default that is continuing on the date of such statement, the statement of the chief financial officer of the Company setting forth details of such Default or Event of Default and the action that the Company proposes to take with respect thereto; and

(vii)      such other publicly available information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as any Lender may from time to time reasonably request.

Information required to be delivered pursuant to Section 5.01(a)(i), 5.01(a)(ii), 5.01(a)(iv) and 5.01(a)(v) shall be deemed to have been delivered on the date on which such information or one or more annual quarterly reports containing such information have been posted on the “investors relations” portion of the website of the Company as identified to the Administrative Agent from time to time or if made publicly available on the SEC EDGAR system or posted by the Administrative Agent on the Platform. Each Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who are Public Side Lender Representatives. Each Borrower hereby agrees that (A) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC”, the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any MNPI (provided, however, that to the extent such Borrower Materials constitute Information, treatment of such Borrower Materials shall be subject to Section 8.07 in all respects); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a

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portion of the Platform designated “Public Side Information”; and (D) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC”.

(b)      Existence of the Company. The Company will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger or consolidation of the Company permitted under Section 5.02(b)(i).

(c)      Use of Proceeds. The proceeds of Loans shall be used to pay (i) all or a portion of the consideration for the Acquisition and (b) fees and expenses incurred in connection with the Transactions, and no part of the proceeds of any Loans hereunder will be used in a manner that would cause the Loans to be in violation of Regulation U of the Board of Governors.

Section 5.02      Negative Covenants. So long as any Loan shall remain unpaid or any Lender shall have any Commitment, the Company covenants and agrees with the Lenders that:

(a)      Liens. The Company will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, create, incur, issue or assume any loans, notes, bonds, debentures or other indebtedness for money borrowed (loans, notes, bonds, debentures or other indebtedness for money borrowed collectively called “Debt”) secured by any pledge of, or mortgage, lien, encumbrance or security interests on (such pledges, mortgages, liens, encumbrances and security interests collectively called “Liens”), any Principal Property owned by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary, and will not itself, and will not permit any Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any equity interests in or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary, without in any such case effectively providing that the Loans (together with, if the Company shall so determine, any other Debt of the Company then existing or thereafter created which is not subordinate in right of payment to indebtedness hereunder) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the sum of (x) the aggregate principal amount of all such secured Debt then outstanding, plus (y) Attributable Debt of the Company and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of Sale and Leaseback Transactions involving Principal Properties entered into after the date hereof (other than such Sale and Leaseback Transactions as are permitted by clause (ii) or (iii) of Section 5.02(c))) would not exceed an amount equal to 10% of Consolidated Net Tangible Assets; provided that nothing contained in this Section 5.02(a) shall prevent, restrict or apply to, and there shall be excluded from secured Debt in any computation under this Section 5.02(a), Debt secured by:

(i)      Liens on any property or assets of the Company or any Subsidiary of the Company (including equity interests or Debt owned by the Company or any Subsidiary of the Company) existing as of the date hereof or set forth on Schedule 5.02(a) hereto;

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(ii)      Liens on any property or assets of, or on any equity interests in or Debt of, any Person existing at the time such Person becomes a Wholly-Owned Domestic Manufacturing Subsidiary, or arising thereafter (A) otherwise than in connection with the borrowing of money arranged thereafter and (B) pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Wholly-Owned Domestic Manufacturing Subsidiary;

(iii)      Liens on any property or assets or equity interests or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 120 days after the acquisition of such property or assets or equity interests or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided that such Liens are limited to such equity interests or Debt or such other property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(iv)      Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Debt incurred prior to, at the time of or within 120 days after the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided that such Liens are limited to such property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(v)      Liens which secure Debt owing by a Subsidiary of the Company to the Company or to a Wholly-Owned Domestic Manufacturing Subsidiary;

(vi)      Liens arising from the assignment of moneys due and to become due under contracts between the Company or any Subsidiary of the Company and the United States, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof or Liens in favor of the United States, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

(vii)      (A) any materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings; (B) any deposit or pledge as security for the performance of any bid, tender, contract, lease or undertaking not directly or indirectly in connection with the securing of Debt; (C) any deposit or pledge with any governmental agency required or permitted to qualify the Company or any Subsidiary of the Company to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen’s compensation,

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unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; (D) deposits or pledges to obtain the release of mechanics’, workmen’s, repairmen’s, materialmen’s or warehousemen’s Liens or the release of property in the possession of a common carrier; (E) any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; (F) Liens for Taxes levied or imposed upon the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or upon the income, profits or property of the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or Liens on any Principal Property of the Company or any Wholly-Owned Domestic Manufacturing Subsidiary arising from claims from labor, materials or supplies; provided that either such Tax is not overdue or that the amount, applicability or validity of such Tax or claim is being contested in good faith by appropriate proceedings; or (G) other deposits or pledges similar to those referred to in this clause (vii);

(viii)      Liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Company or any Subsidiary of the Company, or in connection with other proceedings or actions at law or in equity by or against the Company or any Subsidiary of the Company; and

(ix)      any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (i) through (viii) above or the Debt secured thereby; provided that (A) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or equity interests or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property and plus any other property or assets not then constituting a Principal Property) and (B) in the case of clauses (i) through (iv) above, the Debt secured by such Lien at such time is not increased.

For the purposes of this Section 5.02(a) and 5.02(c), the giving of a guarantee which is secured by a Lien on a Principal Property, and the creation of a Lien on a Principal Property or equity interests or Debt to secure Debt which existed prior to the creation of such Lien, shall be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by such Lien; but the amount of Debt secured by Liens on Principal Properties and equity interests and Debt shall be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same.

(b)      Fundamental Changes. (i) The Company will not consolidate with or merge into any other Person or convey, transfer or lease, or permit its Subsidiaries to convey, transfer or

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lease, to any Person all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, unless: (A) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, such properties and assets shall be a Person (other than a natural person) organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, by writing approved by the Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned, the Company’s obligation for the due and punctual payment of the principal of and interest on all Loans and the performance of every covenant of this Agreement on the part of the Company to be performed; and (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. This Section 5.02(b)(i) shall only apply to a merger or consolidation in which the Company is not the surviving Person and to conveyances, leases and transfers by the Company and its Subsidiaries as transferors or lessors.

(ii)      Upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 5.02(b)(i), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the definition of such term or any successor Person which shall theretofore become such in the manner described in Section 5.02(b)(i)), except in the case of a lease, shall be discharged of all obligations and covenants under this Agreement and may be dissolved and liquidated.

(iii)      If, upon any such consolidation of the Company with or merger of the Company into any other Person, or upon any conveyance, lease or transfer of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any other Person, any Principal Property of the Company or of any Wholly-Owned Domestic Manufacturing Subsidiary (or any equity interests in or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary) would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 5.02(a) without equally and ratably securing the Loans, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such Principal Property, equity interests or Debt, secure the Loans outstanding hereunder (together with, if the Company shall so determine, any other Debt of the Company now existing or hereafter created which is not subordinate in right of payment to indebtedness hereunder) equally and ratably with (or prior to) the Debt which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such Principal Property, equity interests or Debt by such Lien, or will cause such Loans to be so secured.

(c)      Sale and Leaseback Transactions. The Company will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, enter into any arrangement on or after the Effective Date with any bank, insurance company or other lender or investor (other

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than the Company or another Wholly-Owned Domestic Manufacturing Subsidiary) providing for the leasing by the Company or any such Wholly-Owned Domestic Manufacturing Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued) that was or is owned by the Company or a Wholly-Owned Domestic Manufacturing Subsidiary and that has been or is to be sold or transferred, more than 120 days after the completion of construction and commencement of full operation thereof by the Company or such Wholly-Owned Domestic Manufacturing Subsidiary, to such bank, insurance company, lender or investor or to any Person to whom funds have been or are to be advanced by such bank, insurance company, lender or investor on the security of such Principal Property (herein referred to as a “Sale and Leaseback Transaction”) unless (i) the sum of (x) the Attributable Debt of the Company and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into or, as set forth below, deemed entered into on or after the Effective Date (other than such Sale and Leaseback Transactions permitted by clause (ii) or (iii) below), plus (y) the aggregate principal amount of Debt secured by Liens on Principal Properties and Liens on any equity interests in or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary then outstanding (excluding any such Debt secured by Liens covered in clauses (i) through (ix) of Section 5.02(a)) without equally and ratably securing the Loans would not exceed 10% of Consolidated Net Tangible Assets, (ii) the Company, within 120 days after the sale or transfer, applies, or causes a Wholly-Owned Domestic Manufacturing Subsidiary to apply, an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (in either case as determined by any two of the following: the Chairman, Chief Executive Officer, Chief Financial Officer, the President, any Vice President, the Treasurer and the Controller of the Company) to the prepayment (subject to the conditions of Section 2.10) of the Loans hereunder or the retirement of other indebtedness of the Company (other than indebtedness subordinated in right of payment to indebtedness hereunder), or indebtedness of a Wholly-Owned Domestic Manufacturing Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application or (iii) such Sale and Leaseback Transaction shall be set forth on Schedule 5.02(c) hereto. Notwithstanding the foregoing, (x) no prepayment or retirement referred to in clause (ii) above may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision and (y) where the Company or any Wholly-Owned Domestic Manufacturing Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Company or any other Wholly-Owned Domestic Manufacturing Subsidiary of the lessee’s obligation thereunder.

(d)      Consolidated Leverage Ratio.

(i)      Prior to the consummation of the Acquisition (or if the Acquisition is terminated prior to the consummation thereof), the Company will not permit, as of the last day of any Test Period, commencing with the Test Period ending on June 30, 2023, the Consolidated Leverage Ratio to exceed 3.50:1.00.

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(ii)      Upon and following the consummation of the Acquisition, the Company will not permit, as of the last day of any Test Period, commencing with the Test Period ending on the last day of the fiscal quarter in which the Acquisition is consummated, the Consolidated Leverage Ratio to exceed the ratio set forth in the table below opposite the last day of such Test Period:

Test Period Ending On	Consolidated Leverage Ratio
The last day of the fiscal quarter in which the Acquisition is consummated and the last day of each of the first and second consecutive full fiscal quarters thereafter	4.25:1.00
The last day of each of the third and fourth consecutive full fiscal quarters ending after the quarter in which the Acquisition is consummated	4.00:1.00
The last day of the fifth consecutive full fiscal quarter ending after the quarter in which the Acquisition is consummated and thereafter	3.50:1.00

Notwithstanding anything to the contrary in this Section 5.02(d), (i) upon the consummation of a Qualifying Material Acquisition in any Test Period ending on or after earlier of (a) the last day of the fifth consecutive full fiscal quarter ending after the quarter in which the Acquisition is consummated and (b) the termination of the Acquisition prior to the consummation thereof, with respect to the Test Period ending with the fiscal quarter in which such Qualifying Material Acquisition is consummated and the Test Periods ending with the three subsequent consecutive fiscal quarters, the maximum permitted Consolidated Leverage Ratio shall, at the election of the Company by notice to the Administrative Agent delivered within 30 days of the consummation thereof, be increased to 4.00:1.00 and (ii) prior to the consummation of the Acquisition (or in the case of the termination of the Acquisition Agreement prior to the consummation of the Acquisition, prior to the date such indebtedness is required to be repaid as set forth in the proviso to the definition of “Acquisition Indebtedness”), any Acquisition Indebtedness (and the proceeds from such Acquisition Indebtedness) incurred to finance the Acquisition shall be excluded from the determination of the Consolidated Leverage Ratio.

Article VI

EVENTS OF DEFAULT

Section 6.01      Events of Default. Each of the following shall constitute an event of default (collectively, the “Events of Default”):

(a)      the Company shall fail to pay (i) any principal of any Loan when the same becomes due and payable, (ii) any interest on any Loan or any properly invoiced Commitment Fees when the same becomes due and payable, and such failure shall continue for a period of five

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Business Days, (iii) any amount due under the Company Guarantee in respect of any Loan owing by a Subsidiary Borrower when due pursuant to Section 9.01 (and in the case of interest, if such failure shall continue for five Business Days after the date such interest became due and payable), or (iv) any other amount owing by the Company when the same becomes due and payable, and such failure shall continue for a period of 15 Business Days after receipt by the Company of written notice from the Administrative Agent of such amount being due, together with a statement in reasonable detail of the calculation thereof;

(b)      any representation or warranty made (or deemed made pursuant to Article III hereof) by the Company herein or in any Borrowing Request or other document delivered by the Company pursuant to Article III shall prove to have been incorrect in any material respect when made or deemed made;

(c)      the Company shall fail to perform or observe any term, covenant or agreement set forth in Section 5.01(a)(vi), 5.01(b), 5.01(c) or 5.02 on its part to be performed or observed;

(d)      the Company shall fail to perform or observe any term, covenant or agreement contained in this Agreement (other than those specified in clause (a) or (c) of this Section 6.01 and, for the avoidance of doubt, excluding those to be performed or observed by any Subsidiary Borrower) on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company and the Administrative Agent by any Lender;

(e)      the Company or any Significant Subsidiary (i) shall admit in writing its inability to pay its debts generally, (ii) shall make a general assignment for the benefit of creditors or shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property or (iii) shall take any corporate action to authorize any of the actions set forth above in this clause (e);

(f)      any proceeding shall be instituted against the Company or any Significant Subsidiary seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and such proceeding shall remain undismissed or unstayed for a period of 60 days;

(g)      an ERISA Event or ERISA Events shall occur that results or would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

(h)      any Change in Control shall occur;

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(i)      any Material Debt of the Company or any of its Significant Subsidiaries shall be declared to be due and payable prior to the stated maturity thereof or shall not be paid at the stated maturity thereof; or

(j)      the Company Guarantee shall cease to be, or shall be asserted in writing by the Company not to be, in full force and effect with respect to any Subsidiary Borrower, except as a result of the release thereof as provided in Section 9.03.

Section 6.02      Lenders’ Rights upon an Event of Default. (a) If an Event of Default (other than an Event of Default set forth in Section 6.01(j)) occurs and is continuing, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the case of an Event of Default set forth in Section 6.01(e) or 6.01(f) (in each case, with respect to the Company) constituting an entry of an order for relief under the United States federal bankruptcy laws, (A) the obligation of each Lender to make Loans shall automatically terminate and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

(b)      If an Event of Default set forth in Section 6.01(j) occurs and is continuing with respect to the Loans owing by any Subsidiary Borrower, then, and in any such event, (i) the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare the obligation of each Lender to make Loans to such Subsidiary Borrower to be terminated, whereupon the same shall forthwith terminate, (ii) if such Event of Default does not arise as a result of the Company’s repudiation of the Company Guarantee with respect to the obligations of such Subsidiary Borrower in writing, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare the Loans owing by such Subsidiary Borrower, all interest thereon and all other amounts payable by such Subsidiary Borrower under this Agreement to be forthwith due and payable, whereupon the Loans owing by such Subsidiary Borrower, all such interest thereon and all such amounts payable by such Subsidiary Borrower shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by such Subsidiary Borrower, and (iii) if such Event of Default arises as a result of the Company’s repudiation of the Company Guarantee with respect to the obligations of such Subsidiary Borrower in writing, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare any or all of the Loans of any or all Borrowers, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Loans, all other such interest and all other such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower

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Article VII

THE AGENTS

Section 7.01      Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 8.01), and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or applicable law.

Section 7.02      Agents’ Reliance, Etc. (a) No Agent or any of its Related Parties shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the Lender to whom any Loan is owing as reflected in its records as the Person to whom all payments with respect to that Loan are to be made until the Administrative Agent receives and records an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) entered into by such Lender, as assignor, and an Eligible Assignee, as assignee; (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for, or have any duty to ascertain or inquire into, any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, or the contents of any certificate, report or other document delivered thereunder or in connection therewith; (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for, or have any duty to ascertain or inquire into, the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Company or any Subsidiary Borrower or to inspect the property (including the books and records) of the Company or any Subsidiary Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, effectiveness or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (vi) shall not be responsible to any Lender for the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent; and (vii) shall incur no liability under or in respect of this Agreement or

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any other Loan Document by acting upon any notice, consent, request, certificate or other instrument or writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in this Agreement for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone (other than statements required to be in writing pursuant to the terms of this Agreement) and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in this Agreement for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof.

(b)      The Administrative Agent shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)      shall not be subject to any fiduciary or other implied duties, regardless of whether a Default, an Event of Default or a Subsidiary Borrower Termination Event has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii)      shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and

(iii)      shall be deemed not to have knowledge of any Default, Event of Default or Subsidiary Borrower Termination Event (or any event that, with the giving of notice or the passage of time or both, would constitute a Subsidiary Borrower Termination Event) unless and until written notice describing such Default, Event of Default, Subsidiary Borrower Termination Event or other event (stating that it is a “Notice of Default” or “Notice of a Subsidiary Borrower Termination Event”) is given to the Administrative Agent by the Company, a Subsidiary Borrower or a Lender.

Section 7.03      Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall

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apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.

Section 7.04      Agents and Affiliates. With respect to its Commitment and the Loans made by it, each Person acting as an Agent, and its Affiliates, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, as the case may be, and it and its Affiliates may accept deposits from, lend money to, own securities of, act as trustee under indentures of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with, any Borrower, any of its Subsidiaries or other Affiliates and any Person who may do business with or own securities of any Borrower or any such Subsidiary or Affiliate, all as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 7.05      Lender Credit Decision. (a) Each Lender acknowledges that it has, independently and without reliance upon any Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on the financial information referred to in Section 4.01(e)(i) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is a party. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)      Each Lender, by becoming a party to this Agreement and any other Loan Document to which such Lender is a party, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on or prior to the Effective Date. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance to the making of such Loan.

Section 7.06      [Reserved].

Section 7.07      Successor Administrative Agent. The Administrative Agent may resign at any time from its capacity as such by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with and, unless an Event of Default has occurred and is continuing, with the consent of the Company, to appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or any State thereof, having a combined capital and surplus of at least US$500,000,000 and a local office in New York. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring

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Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth in the immediately preceding sentence; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, or no successor has been appointed, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders, in consultation with and, unless an Event of Default has occurred and is continuing, with the consent of the Company, appoint a successor Administrative Agent as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged (if not already discharged as set forth above) from its duties and obligations under this Agreement. Following the effectiveness of any retiring Administrative Agent’s resignation hereunder from its capacity as such, the provisions of this Article VII and Section 8.04 shall inure to its benefit and for the benefit of its sub-agents and its and their Related Parties as to any actions taken or omitted to be taken by any of them while it was Administrative Agent under this Agreement.

Section 7.08      Arrangers, Syndication Agent and Documentation Agents. None of the Arrangers, the Syndication Agent or the Documentation Agents shall have any obligation, liability, responsibility or duty under this Agreement except, solely in its capacity as a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Arrangers, the Syndication Agent or the Documentation Agents shall have, or be deemed to have, any fiduciary responsibility to any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Arrangers, the Syndication Agent or the Documentation Agents in deciding to enter this Agreement or in taking or refraining from any action hereunder.

Section 7.09      Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding with respect to any Borrower under any Debtor Relief Law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)      to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Section 2.05, 2.11, 2.12, 2.14 and 8.04) allowed in such judicial proceeding; and

(b)      to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, hereunder (including under Section 8.04). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender, or to vote in respect of the claim of any Lender in any such proceeding.

Section 7.10      Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i)      such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii)      the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)      (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)      such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

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(b)      In addition, unless either (1) clause (i) in the immediately preceding paragraph (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding paragraph (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, the Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto or thereto).

Section 7.11      Recovery of Erroneous Payments. (a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 7.11 shall be conclusive, absent manifest error.

(b)      Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a

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rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)      The Company and each Subsidiary Borrower hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any Subsidiary Borrower under any Loan Document, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower for the purpose of making such erroneous Payment.

(d)      Each party’s obligations under this Section 7.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

Article VIII

MISCELLANEOUS

Section 8.01      Amendments, Etc. (a) Except as provided in Section 8.01(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no amendment, waiver or consent shall do any of the following: (A) increase the Commitment of any Lender or extend the scheduled date of expiration of the Commitment of any Lender (including any such extension as a result of any modification to the definition of the term “Commitment Termination Date”, “Tranche A Maturity Date”, “Tranche B Maturity Date” or “Scheduled Maturity Date” or to Section 2.06(b)), or change the currencies in which Loans are available under the Commitment of any Lender, in each case, without the written consent of such Lender, (B) reduce the principal of, or interest on, the Loans or the Commitment Fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone any date fixed for any payment of principal of, or interest on, the Loans or the Commitment Fees payable hereunder, or reduce the amount of, waive or excuse any such payment (in each case, including any such postponement, reduction, waiver or excuse as a result of any modification to the term “Commitment Termination Date”, “Tranche A Maturity Date”, “Tranche B Maturity Date” or “Scheduled Maturity Date”), without the written consent of each Lender affected thereby, (D)

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change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, without the written consent of each Lender, (E) change Section 2.15 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (F) release the Company Guarantee with respect to any Subsidiary Borrower, except as expressly provided by Section 9.03, without the written consent of each Lender or (G) amend this Section 8.01, without the written consent of each Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

(b)      Notwithstanding anything to the contrary in Section 8.01(a):

(i)      any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Company and the Administrative Agent;

(ii)      no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent under this Agreement or any other Loan Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except with respect to any amendment, waiver or consent referred to in clause (ii)(A), (ii)(B) or (ii)(C) of the first proviso of Section 8.01(a) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or consent;

(iii)      notwithstanding anything herein to the contrary, any amendment, waiver or consent under this Agreement or any other Loan Document that by its terms (A) affects the rights or duties under this Agreement or such other Loan Document of Lenders under one or more Classes (each, an “Affected Class”) (but not other Classes) may be effected by an agreement or agreements in writing entered into by the Company, any applicable Subsidiary Borrower, the Administrative Agent and the requisite number or percentage in interest of Lenders of each Affected Class that would be required to consent thereto if the Lenders under such Affected Class were the only Lenders hereunder (and no consent of any other Lender shall be required for the effectiveness of such amendment) and (B) affects the rights or duties under this Agreement or such other Loan Document of Lenders under one or more Classes disproportionately and adversely vis-à-vis the Lenders under another Class in any material respect shall require the consent of the Lenders under such adversely-affected Class that would constitute the Required Lenders if the Lenders under such Class were the only Lenders hereunder.

(iv)      this Agreement may be amended as provided in Section 2.17(b), 2.17(c), 2.17(e), 2.19(a), 2.19(c) and 8.18.

(c)      The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this

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Section 8.01 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

Section 8.02      Notices, Etc. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 8.02(b)), all notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or email, as follows:

(i)      if to the Company, to it at Carrier Global Corporation, 13995 Pasteur Boulevard, Palm Beach Gardens, Florida 33418, Attention: Michael Cenci, Vice President, Tax and Treasurer, Email Address: Michael.Cenci@carrier.com;

(ii)      if to any Subsidiary Borrower, to it in care of the Company as provided in clause (i) above;

(iii)      if to any Lender, to it at its address (or fax number or email) set forth in its Administrative Questionnaire; and

(iv)      if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713, Attention of: Loan and Agency Services Group, Telephone No.: +1 (704) 544-4269, Email Address: darius.neely@chase.com.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in Section 8.02(b) shall be effective as provided in such Section. Any party hereto may change its address, telephone number, email address or fax number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Company and the Administrative Agent).

(b)      Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email, intranet websites and the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent, the Company or any Subsidiary Borrower may be delivered or furnished by electronic communications pursuant to procedures expressly approved by the recipient thereof (or, in the case of any Subsidiary Borrower, by the Company) prior thereto; provided that approval of such procedures may be limited or rescinded by the Administrative Agent by notice to each other such Person and by the Company and any Subsidiary Borrower by notice to the Administrative Agent. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement

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from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to the Platform shall be deemed received upon the receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)      The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrowers, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI. Each Lender agrees that any Agent or any Arranger may, but shall not be obligated to, store any Borrower Materials on the Platform in accordance with its customary document retention procedures and policies.

Section 8.03      No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.04      Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents and their respective Affiliates, including the

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reasonable fees, charges and disbursements of one firm of outside counsel for the foregoing in the United States and Germany (and, if deemed reasonably necessary by such Persons, one firm of regulatory counsel and/or one firm of local counsel in each other appropriate jurisdiction of a Subsidiary Borrower), in connection with the arrangement and syndication of the credit facility provided for herein, including the preparation, execution and delivery of the commitment letter and the fee letters entered into in connection with the credit facility provided for herein, as well as the preparation, execution, delivery and administration of this Agreement, any other Loan Documents or any amendments, modifications or waivers (to the extent such amendments, modifications or waivers are contemplated by Section 2.17(b) or requested by the Company) of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration (other than routine administrative procedures and excluding costs and expenses relating to assignments and participations of Lenders) of this Agreement and any other Loan Document and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Arranger or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section 8.04, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)      The Company shall indemnify the Administrative Agent, the Arrangers, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses reasonably related thereto, including reasonable fees, charges and disbursements of one firm of outside counsel for Indemnitees (and, if deemed reasonably necessary by the Administrative Agent, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, and, in the case of an actual or perceived conflict of interest for any Indemnitee, one firm of counsel (and, if deemed reasonably necessary by such Indemnitee, one firm of regulatory and/or one firm of local counsel in each appropriate jurisdiction) for such Indemnitee), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the preparation, execution, delivery and (in the case of the Administrative Agent and its Related Parties only) administration of this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby or the consummation of the Transactions or any other transactions contemplated hereby or thereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by any Borrower or any other Person); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or a material breach, including any such breach in bad faith, of the agreements by such Indemnitee set forth in this Agreement or (B) result from any claim, litigation, investigation or proceeding that does not involve an act or omission of the Company, a Subsidiary Borrower or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claim, litigation,

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investigation or proceeding brought by an Indemnitee against the Administrative Agent or any Arranger in its capacity or in fulfilling its role as an agent or arranger or any other similar role hereunder). No Indemnitee shall be liable for any damages arising from the use of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of such Indemnitee, and no party hereto shall be liable for any special, indirect, consequential or punitive damages in connection with the Loans, this Agreement or its activities related thereto; provided that nothing contained in this sentence will limit the Company’s indemnity and reimbursement obligations set forth in this Section 8.04. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)      To the extent that the Company fails to pay any amount required to be paid by it under Section 8.04(a) or 8.04(b) to the Administrative Agent or any of its Related Parties, each Lender severally agrees to pay to the Administrative Agent or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such or against any Related Party acting for the Administrative Agent in connection with such capacity. For purposes of this paragraph, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Commitments and the aggregate principal amount of Loans outstanding, in each case, at the time (or most recently in effect or outstanding, as the case may be).

(d)      All amounts due under this Section 8.04 shall be payable promptly after written demand therefor.

Section 8.05      Binding Effect; Survival. On and after the Effective Date, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Company nor any Subsidiary Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lenders (and any attempted assignment without such consent shall be null and void), other than, in the case of the Company, pursuant to and in accordance with Section 5.02(b) or 8.18 or, in the case of any Subsidiary Borrower, pursuant to any merger or consolidation that would not result in a Subsidiary Borrower Termination Event under clause (b)(ii) of the definition of such term. The provisions of Sections 2.04(c), 2.11, 2.12, 2.13(d), 2.14, 2.18, 8.04, 8.17 and 9.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement.

Section 8.06      Optional Assignments; Participations. (a) Each Lender may, but only with the prior written consent of the Administrative Agent and the Company (which consent shall not be unreasonably withheld, and provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 15 Business Days after having received written notice thereof), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement

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(including, without limitation, all or a portion of its Commitment and the Loans owing to it); provided, however, that no consent of the Company shall be required for an assignment by a Lender to an Affiliate of such Lender or upon the occurrence and during the continuance of an Event of Default arising under Section 6.01(a), 6.01(e) or 6.01(f) (provided that, in each case, the Company shall have received a written notice of such assignment); provided further that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement, (ii) the amount of the Commitment or Loans of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than €10,000,000 and shall be an integral multiple of €1,000,000 in excess thereof or, in the case of an assignment of loans denominated in US Dollars, US$10,000,000 and shall be an integral multiple of US$1,000,000 in excess thereof (except in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans or (y) an assignment to a Lender or an Affiliate of a Lender) unless otherwise agreed by the Company and the Administrative Agent, (iii) no such assignment shall result in any additional liability of the Company or any Subsidiary Borrower on account of United States Taxes under Section 2.14 or for increased costs under Section 2.11 or violate any applicable provisions of the securities laws of the United States or any State thereof, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for recording, an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) (bearing the consent of the Company, if its consent is required as set forth above) and a processing and recordation fee of US$3,500 payable to the Administrative Agent (such fee to be paid by the parties to such assignment or, in the case of any assignment pursuant to Section 2.18(b), by the Company) and (v) the assignee shall deliver to the Administrative Agent a completed Administrative Questionnaire and any tax forms required by Section 2.14(f) (unless the assignee shall already be a Lender hereunder). Upon such execution, delivery and recording and, if applicable, delivery of written consent of the Company to such assignment, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five Business Days after the execution thereof and shall be coordinated by the parties thereto with the Administrative Agent to be the same date as the date of such recording, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12 and 2.14 (to the extent accrued for periods prior to it ceasing to be a party hereto) and Section 8.04). Any assignment by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.06(a) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 8.06(c); provided that the requirements of Section 8.06(c) are met. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon

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distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(b)      [Reserved.]

(c)      Each Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) no such participation shall restrict the right of the Lender to take or refrain from taking any action, including the consent or agreement to any waiver, amendment or modification of this Agreement or under documents related hereto, except with respect to any action described in clause (ii)(A), (ii)(B) or (ii)(C) of the first proviso of Section 8.01(a). The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.06(a); provided that such Participant (x) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under Section 8.06(a) and (y) shall not be entitled to receive any greater payment under Section 2.11 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive (it being understood and agreed that such Participant shall not be entitled to the benefit of any other indemnity, expense reimbursement, yield protection or similar provision solely on account of becoming a Participant rather than being a party hereto). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other rights and obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right and obligation is in registered form under Section

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5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining any Participant Register.

(d)      Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 8.06 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 8.07      Confidentiality. (a) Each Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below) in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, except that Information may be disclosed (i) to its Related Parties, including accountants and legal counsel (it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (it being understood that the regulatory authority to which such disclosure is made shall be informed of the confidential nature of such Information and, except where such regulatory authority would be required to keep such Information confidential as a matter of law, requested to keep such Information confidential); (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information and, except where such Person would be required to keep such Information confidential as a matter of law, requested to keep such Information confidential); (iv) to any other party to this Agreement; (v) in connection with the exercise of any remedies under this Agreement or under any agreement or instrument contemplated by this Agreement or any suit, action or proceeding relating to this Agreement or any other agreement or instrument contemplated by this Agreement or the enforcement of rights hereunder or thereunder (it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information and requested to keep such Information confidential); (vi) subject to execution by it of a written agreement containing provisions substantially the same as those of this Section 8.07, (A) to any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or participant in, any of its rights or obligations under this Agreement or (B) to any actual of prospective counterparty to any swap or derivative transaction relating to the Company or any Subsidiary and its obligations or any actual or prospective insurance provider relating to any such obligations (or, in each case, their respective Related Parties); (vii) with the written consent of the Company; (viii) to rating agencies (on a confidential basis) and data service providers, including league table providers, that serve the lending industry, such information to consist of information

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customarily provided by arrangers to such data service providers; or (xi) to the extent that such Information (A) is or becomes publicly available other than as a result of a breach of this Section 8.07 or (B) is or becomes available to the Administrative Agent, the Syndication Agent, any Documentation Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than any Borrower. For the purposes of this Section 8.07, “Information” means all information received from the Company, any of its Affiliates or any of the Company’s or such Affiliates’ respective Related Parties, including accountants and legal counsel, relating to the Company, any of its Affiliates or any of the Company’s or such Affiliates’ respective Related Parties, other than any such information that is available to the Administrative Agent, the Syndication Agent, any Documentation Agent, any Lender or any of their respective Affiliates on a nonconfidential basis prior to disclosure by the Company, any of its Affiliates or any of the Company’s or such Affiliates’ respective Related Parties. Any Person required to maintain the confidentiality of Information as provided in this Section 8.07 shall be considered to have complied with its obligation to do so if such Person has exercised no less than reasonable care and at least the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)      Each of the Administrative Agent, the Syndication Agent, the Documentation Agents and each Lender acknowledges that (i) the Information may include MNPI, (ii) it has developed compliance procedures regarding the use of MNPI and (iii) it will handle such MNPI in accordance with applicable law, including United States Federal and state securities laws.

Section 8.08      Records of Administrative Agent. (a) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a copy of each Assignment and Assumption executed by an assigning Lender and an Eligible Assignee and delivered to it and shall record the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The Administrative Agent shall record in the loan accounts or other records maintained by it (i) the date and amount of each Borrowing made hereunder, the Class and Type of Loans comprising such Borrowing and the Interest Period applicable thereto if comprised of Term Benchmark Loans, (ii) the terms of each Assignment and Assumption delivered to and accepted by the Company, (iii) the amount of any principal or interest due and payable or to become due and payable from any Borrower to each Lender hereunder in connection with the Loans and (iv) the amount of any sum received by the Administrative Agent from any Borrower hereunder in connection with the Loans and each Lender’s share thereof. The entries in the loan accounts or records maintained by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded therein as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall record information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. Such loan accounts or records shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(b)      Upon its receipt of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) executed by an assigning Lender and by an assignee representing that it is an Eligible Assignee,

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such assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.14(f) (unless such assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in Section 8.06(a), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by Section 8.06(a) or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee.

Section 8.09      Governing Law; Consent to Service of Process; Waiver of Jury Trial. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; provided, however, that (i) the interpretation of the definition of “Seller Business MAC” under and as defined in the Acquisition Agreement (and whether or not a “Seller Business MAC” under and as defined in the Acquisition Agreement has occurred or would reasonably be expected to occur), (ii) the determination of the accuracy of any Acquisition Agreement Representations and whether as a result of any inaccuracy of any Acquisition Agreement Representation there has been a failure of a condition precedent to the Company’s (or its Affiliates’) obligation to consummate the Acquisition or such failure gives the Company the right to terminate its (or its Affiliates’) obligations under the Acquisition Agreement and (iii) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement shall, in each case, be governed by, and construed and interpreted in accordance with, the internal laws and judicial decisions of the Federal Republic of Germany applicable to agreements executed and performed entirely within such jurisdiction without giving effect to any choice or conflict of laws provision or rule (whether of the Federal Republic of Germany or any other jurisdiction) that would cause the application of law of any jurisdiction other than the Federal Republic of Germany. Each party hereto hereby irrevocably submits, for itself and for its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York and the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, over any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding brought by it or its controlled Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State court or, to the extent permitted by law, in such New York Federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process in the manner provided for notices in Section 8.02; provided, however, that nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each of the parties hereto hereby irrevocably waives any objection to venue in any court referred to in this Section and any objection to a suit, action or proceeding in any such court on the basis of forum non conveniens. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

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ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED BY THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). Each party hereto hereby (i) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other agreements and instruments contemplated by this Agreement by, among other things, the mutual waivers and certifications in this section.

(b)      Each Subsidiary Borrower that is not a Domestic Subsidiary hereby irrevocably designates, appoints and empowers the Company, and the Company hereby accepts such appointment, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing or delivering a copy of such process to any Subsidiary Borrower in care of the Company at the Company’s address used for purposes of giving notice under Section 8.02, and each Subsidiary Borrower hereby irrevocably authorizes and directs the Company to accept, and the Company agrees to accept, such service on its behalf.

Section 8.10      Execution in Counterparts; Integration; Electronic Execution. (a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter and any commitment advices submitted by them (but does not supersede any other provisions of any commitment letter or any fee letter referred to therein (or any separate letter agreements with respect to fees payable to the Administrative Agent) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect).

(b)      The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement or any agreement or instrument contemplated by this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York

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State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 8.11      Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8.12      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 8.13      Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

Section 8.14      No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other agreement or instrument in connection with this Agreement) and any communications in connection therewith, the Company and each Subsidiary Borrower acknowledges and agrees that: (i) (A) such transactions are arm’s-length commercial transactions between the Company, the Subsidiary Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, and such transactions and communications do not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Arrangers or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications, (B) the Company and the Subsidiary Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate and (C) the Company and the Subsidiary Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby; (ii) (A) the Administrative Agent, the Lenders and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Company, any Subsidiary Borrower or any of their respective Affiliates or any other Person and (B) none of the Administrative Agent, any Lender or any Arranger has any obligation to the Company, any Subsidiary Borrower or any

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of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Subsidiary Borrowers and their respective Affiliates, and none of the Administrative Agent, the Lenders or the Arrangers has any obligation to disclose any of such interests to the Company, the Subsidiary Borrowers or such Affiliates. To the fullest extent permitted by law, the Company and each Subsidiary Borrower hereby agrees not to assert any claims against the Administrative Agent, the Lenders, the Arrangers or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 8.15      USA PATRIOT Act Notice and Beneficial Ownership Regulation. Each Lender that is subject to the USA PATRIOT Act or the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests and that is required to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 8.16      Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)      the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)      the effects of any Bail-In Action on any such liability, including, if applicable:

(i)      a reduction in full or in part or cancellation of any such liability;

(ii)      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

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(iii)      the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 8.17      Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including each Subsidiary Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)      The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.

Section 8.18      Permitted Reorganization. Notwithstanding any other provision of this Agreement, the Company may become a wholly-owned Subsidiary of a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia (the “New Holding Company”) by means of a merger of the Company with or into a newly organized wholly owned Domestic Subsidiary of the New Holding Company (the “Permitted Reorganization Merger Subsidiary”) or another transaction or series of transactions that result in the Company becoming a wholly owned Domestic Subsidiary of the New Holding Company, provided that:

(a)      immediately after the consummation of the Permitted Reorganization, the identity of the holders of the equity interests in the New Holding Company, and the percentage of the ordinary voting power represented by the equity interests in the New Holding Company held by each of them, shall be identical to the identity of the holders of the equity interests in the Company, and the percentage of the ordinary voting power represented by the equity interests in the Company held by each of them, immediately prior to the consummation of the Permitted Reorganization;

(b)      the New Holding Company and, if applicable, the Permitted Reorganization Merger Subsidiary, prior to the consummation of the Permitted Reorganization, shall not have been engaged in any business activities or conducted any operations other than in connection with or as contemplated by the Permitted Reorganization and shall not own any material assets;

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(c)      prior to the consummation of the Permitted Reorganization, the Company, the New Holding Company and the Administrative Agent shall enter into an agreement in writing pursuant to which this Agreement shall be amended as may be necessary or appropriate, in the opinion of the Company and the Administrative Agent, to reflect (i) the Company becoming a wholly owned Subsidiary of the New Holding Company, (ii) subject to clause (iii) below, the New Holding Company becoming bound hereby and by the other Loan Documents as if it were the original “Company”, including for purposes of the definitions, the representations and warranties set forth in Article IV hereof, the covenants set forth in Article V hereof, the Events of Default set forth in Article VI hereof and the Company Guarantee set forth in Article IX hereof (and the related defined terms), and becoming a Borrower hereunder as if it were the original “Company” and (iii) notwithstanding anything to the contrary in clause (ii) above, the Company remaining the primary obligor in respect of the Loans owing by the Company and all the rights and obligations of the Company under this Agreement in its capacity as a Borrower remaining rights and obligations of the Company (it being understood and agreed, however, that from and after the consummation of the Permitted Reorganization provisions hereof applicable to the Company in its capacity as a Borrower shall be consistent with the provisions hereof applicable to the other Subsidiary Borrowers in such capacity), including any such amendments (consistent with clauses (i) through (iii) above) to provide that (A) references to the Company will be modified to be references to the New Holding Company, other than in Section 2.19(e), or to each of the Company and the New Holding Company (including in Section 2.19(e)), as the context of the original reference requires and (B) on the date of effectiveness of such agreement, the New Holding Company shall represent and warrant, after giving effect to such agreement and pro forma effect to the Permitted Reorganization, as to the matters set forth in Sections 4.01(a), 4.01(b), 4.01(c), 4.01(d), 4.01(j) and 4.01(k); provided that a copy of such agreement shall have been provided by the Administrative Agent to the Lenders and the Administrative Agent shall not have received, within five Business Days of the date a copy of such agreement is provided to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendments (it being understood that in the absence of such written notice from the Required Lenders, such amendments shall become effective at the end of such period, without any further action or consent of any other party to this Agreement);

(d)      prior to or substantially concurrently with the consummation of the Permitted Reorganization, the New Holding Company shall deliver to the Administrative Agent documents, certificates and opinions relating to the New Holding Company consistent with those delivered pursuant to Section 3.01(b) and 3.01(c); and

(e)      the Administrative Agent and the Lenders shall have received, at least three Business Days prior to the date of the consummation of the Permitted Reorganization, all documentation and other information required by bank regulatory authorities with respect to the New Holding Company under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, that has been reasonably requested by the Administrative Agent or any Lender in writing at least five Business Days prior to the date of the consummation of the Permitted Reorganization.

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Article IX

COMPANY GUARANTEE

Section 9.01      The Guarantee. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan owing by any Subsidiary Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Subsidiary Borrower under this Agreement or any other Loan Document, in each case, within three Business Days after written demand therefor shall have been received by the Company from the Administrative Agent (such guarantee, including the obligations of the Company thereunder as set forth in this Article IX, the “Company Guarantee”).

Section 9.02      Guarantee Unconditional. The obligations of the Company under the Company Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)      any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Subsidiary Borrower under this Agreement or any other Loan Document, by operation of law or otherwise;

(b)      any modification or amendment of or supplement to this Agreement or any other Loan Document;

(c)      any change in the corporate existence, structure or ownership of any Subsidiary Borrower (or Domestic Subsidiary) or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such Subsidiary Borrower (or Domestic Subsidiary) or its assets or any resulting release or discharge of any obligation of any Subsidiary Borrower contained in this Agreement or any other Loan Document;

(d)      the existence of any claim, set-off or other rights that the Company may have at any time against any Subsidiary Borrower (or Domestic Subsidiary), the Administrative Agent, any Lender or any other Person, whether in connection herewith or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(e)      any invalidity or unenforceability relating to or against any Subsidiary Borrower (or Domestic Subsidiary) for any reason of this Agreement or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary Borrower (or Domestic Subsidiary) of the principal of or interest on any Loan or any other amount payable by it under this Agreement or any other Loan Document; or

(f)      any other act or omission by any Subsidiary Borrower (or any Domestic Subsidiary), the Administrative Agent, any Lender or any other Person which might, but for the provisions of this Section 9.02, constitute a legal or equitable discharge of the Company’s obligations under the Company Guarantee (other than as set forth in Section 9.03).

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Section 9.03      Discharge; Reinstatement in Certain Circumstances. The Company’s obligations under the Company Guarantee with respect to the obligations of a Subsidiary Borrower (or Domestic Subsidiary) shall remain in full force and effect until the earlier of (a) the date on which the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by such Subsidiary Borrower under this Agreement shall have been paid in full (or with respect to obligations of a Subsidiary Borrower, the principal of and interest on the Loans owing by such Subsidiary Borrower and all other amounts payable by such Subsidiary Borrower under this Agreement shall have been paid in full), (b) with respect to obligations of a Subsidiary Borrower, the date on which, following a Subsidiary Borrower Termination Event with respect to such Subsidiary Borrower, the obligations of the Lenders to extend Loans to such Subsidiary Borrower shall have been terminated and the principal of and interest on the Loans of such Subsidiary Borrower and all other amounts payable by such Subsidiary Borrower under this Agreement shall have been paid in full and (c) with respect to obligations of a Subsidiary Borrower, the date on which, following the designation of such Subsidiary as an Ineligible Subsidiary pursuant to Section 2.19(c), the principal of and interest on the Loans owing by such Subsidiary Borrower, if any, and all other amounts payable by such Subsidiary Borrower under this Agreement shall have been paid in full; provided, however, that the Company may be released from any of its obligations under the Company Guarantee by the Administrative Agent with the written consent of all the Lenders as set forth in Section 8.01(a). If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Subsidiary Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary Borrower (or Domestic Subsidiary), or otherwise, the Company’s obligations under the Company Guarantee with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 9.04      Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action not provided for herein be taken by any Person against any Subsidiary Borrower (or, if applicable, any Domestic Subsidiary) or any other Person.

Section 9.05      Taxes. Section 2.14 shall apply mutatis mutandis to any payment made by the Company on behalf of a Subsidiary Borrower pursuant to the Company Guarantee.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CARRIER GLOBAL CORPORATION

By:	/s/ Michael Cenci
	Name:	Michael Cenci
	Title:	Vice President, Tax and Treasurer

[Signature Page to Term Loan Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Jonathan Bennett
	Name:	Jonathan Bennett
	Title:	Managing Director

[Signature Page to Term Loan Credit Agreement]

DZ BANK, AG, Deutsche Zentral-Genossenschaftsbank New York Branch as a Lender

By:	/s/ Harry Moreno
	Name:	Harry Moreno
	Title:	Senior Vice President

By:	/s/ Alexander Dickhoff
	Name:	Alexander Dickhoff
	Title:	Vice President

[Signature Page to Term Loan Credit Agreement]

ING Bank N.V. Dublin Branch as a Lender

By:	/s/ Cormac Langford
	Name:	Cormac Langford
	Title:	Director

By:	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

[Signature Page to Term Loan Credit Agreement]

Bank of America, N.A., as a Lender

By:	/s/ Jason Yakabu
	Name:	Jason Yakabu
	Title:	Director

[Signature Page to Term Loan Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Bruno Pezy
	Name:	Bruno Pezy
	Title:	Managing Director

By:	/s/ Jill Wong
	Name:	Jill Wong
	Title:	Director

[Signature Page to Term Loan Credit Agreement]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Yuanyuan Peng
	Name:	Yuanyuan Peng
	Title:	Executive Director

By:	/s/ Brian Monahan
	Name:	Brian Monahan
	Title:	Director

[Signature Page to Term Loan Credit Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:	/s/ Cara Younger
	Name:	Cara Younger
	Title:	Managing Director

By:	/s/ Armen Semizian
	Name:	Armen Semizian
	Title:	Executive Director

[Signature Page to Term Loan Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Susan M. Olsen
	Name:	Susan M. Olsen
	Title:	Vice President

[Signature Page to Term Loan Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

[Signature Page to Term Loan Credit Agreement]

HSBC Continental Europe, as a Lender

By:	/s/ Damian Rooney
	Name:	Damian Rooney
	Title:	Associate Director, Ireland

By:	/s/ Mojtaba Rouholamin
	Name:	Mojtaba Rouholamin
	Title:	Head of Global Banking, Ireland

[Signature Page to Term Loan Credit Agreement]

TRUIST BANK, as a Lender

By:	/s/ Jason Hembree
	Name:	Jason Hembree
	Title:	Vice President

[Signature Page to Term Loan Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director

[Signature Page to Term Loan Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC, as a Lender

By:	/s/ Katie Bodack
	Name:	Katie Bodack
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Katie Bodack
	Name:	Katie Bodack
	Title:	Authorized Signatory

[Signature Page to Term Loan Credit Agreement]

AGRICULTURAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Nelson Chou
	Name:	Nelson Chou
	Title:	Senior Vice President & Head of Corporate Banking Department

[Signature Page to Term Loan Credit Agreement]

BANK OF CHINA, NEW YORK BRANCH, as a Lender

By:	/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	Executive Vice President

[Signature Page to Term Loan Credit Agreement]

BNP Paribas, as a Lender

By:	/s/ Christopher Sked
	Name:	Christopher Sked
	Title:	Managing Director

By:	/s/ Rick Pace
	Name:	Rick Pace
	Title:	Managing Director

[Signature Page to Term Loan Credit Agreement]

CIBC Bank USA, as a Lender

By:	/s/ Vivian De Moraes
	Name:	Vivian De Moraes
	Title:	Managing Director

[Signature Page to Term Loan Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Annie Chung
	Name:	Annie Chung
	Title:	Managing Director

By:	/s/ Marko Lukin
	Name:	Marko Lukin
	Title:	Vice President

[Signature Page to Term Loan Credit Agreement]

Intesa Sanpaolo S.p.A., New York Branch, as a Lender

By:	/s/ Jordan Schweon
	Name:	Jordan Schweon
	Title:	Managing Director

By:	/s/ Alessandro Toigo
	Name:	Alessandro Toigo
	Title:	Head of Corporate Desk

[Signature Page to Term Loan Credit Agreement]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

[Signature Page to Term Loan Credit Agreement]

MUFG Bank, Ltd., as a Lender

By:	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

[Signature Page to Term Loan Credit Agreement]

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ Jun Ashley
	Name:	Jun Ashley
	Title:	Director

[Signature Page to Term Loan Credit Agreement]

UniCredit Bank AG, New York Branch, as a Lender

By:	/s/ Priya Trivedi
	Name:	Priya Trivedi
	Title:	Director

By:	/s/ Peter Daugavietis
	Name:	Peter Daugavietis
	Title:	Director

[Signature Page to Term Loan Credit Agreement]

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Michael Dearani
	Name:	Michael Dearani
	Title:	Vice President

[Signature Page to Term Loan Credit Agreement]

Bank of Montreal, Chicago Branch, as a Lender

By:	/s/ Andrew Berryman
	Name:	Andrew Berryman
	Title:	Director

[Signature Page to Term Loan Credit Agreement]

BAYERISCHE LANDESBANK, NEW YORK BRANCH, as a Lender

By:	/s/ Rolf Siebert
	Name:	Rolf Siebert
	Title:	Executive Director

By:	/s/ Elke Videgain
	Name:	Elke Videgain
	Title:	Vice President

[Signature Page to Term Loan Credit Agreement]

Commerzbank AG, New York Branch, as a Lender

By:	/s/ Mathew Ward
	Name:	Mathew Ward
	Title:	Managing Director

By:	/s/ Robert Sullivan
	Name:	Robert Sullivan
	Title:	Vice President

[Signature Page to Term Loan Credit Agreement]

Societe Generale, as a Lender

By:	/s/ Richard Bernal
	Name:	Richard Bernal
	Title:	Managing Director

[Signature Page to Term Loan Credit Agreement]